Exhibit 4.2

EXECUTION COPY

COLUMBUS INTERNATIONAL INC.

AND EACH OF THE GUARANTORS PARTY HERETO

$1,250,000,000

7.375% SENIOR NOTES DUE 2021

INDENTURE

Dated as of March 31, 2014

THE BANK OF NEW YORK MELLON

Trustee

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

Luxembourg Transfer Agent and Paying Agent

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EXHIBITS
Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

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INDENTURE dated as of March 31, 2014, among Columbus International Inc., a Barbados corporation (the “Company”), the Guarantors (as defined herein), The Bank of New York Mellon, as trustee (the “Trustee”) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Initial Notes and any Additional Notes (each as defined herein).

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Debt of a Person:

(1) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; or

(2) assumed in connection with the acquisition of assets from any such Person,

in each case provided that such Debt was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person.

“Additional Amounts” has the meaning set forth under Section 4.22(a).

“Additional Notes” means additional Notes (other than the Initial Notes) issued after the Issue Date under this Indenture in accordance with Sections 2.02 and 4.09, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person:

(1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(2) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-Registrar, Transfer Agent, additional Transfer Agent, Paying Agent or additional Paying Agent.

“Applicable Law” has the meaning set forth under Section 4.22(g).

“Applicable Procedures” means, with respect to any transfer, exchange or redemption of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or redemption.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other of the Company’s or any Restricted Subsidiary’s properties or assets.

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(A) any transfer or disposition of assets that is governed by the provisions of this Indenture described under Section 4.23 and Section 5.01;

(B) any transfer or disposition of assets by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture;

(C) any transfer or disposition of obsolete or permanently retired equipment or facilities that are no longer useful in the conduct of the Company’s and any Restricted Subsidiary’s business and that are disposed of in the ordinary course of business;

(D) dispositions of assets in a single transaction or series of related transactions with an aggregate Fair Market Value of less than the greater of $10.0 million and 1% of Total Assets;

(E) for the purposes of Section 4.14 only, the making of a Permitted Investment or a disposition permitted under Section 4.10;

(F) the sale, lease or other disposition of equipment, inventory or other assets in the ordinary course of business;

(G) the lease, assignment or sublease of any real or personal property or spectrum in the ordinary course of business;

(H) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(I) sales of assets received by the Company or any Restricted Subsidiary upon the foreclosure on a Lien granted in favor of the Company or any Restricted Subsidiary; and

(J) a disposition resulting from the bona fide exercise by government authority of its claimed or actual power of eminent domain to the extent that the property subject thereof is not material to the operations of the Person affected thereby.

“Attributable Debt” means, with respect to any sale and leaseback transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with IFRS or, if not known, at the Company’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Authentication Order” has the meaning set forth under Section 2.02(d).

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing:

(1) the sum of the products of:

(A) the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by

(B) the amount of each such principal payment; by

(2) the sum of all such principal payments.

“Bankruptcy Law” means (1) Title 11, U.S. Code or any similar U.S. federal or state law, (2) the bankruptcy law of Barbados under the Bankruptcy and Insolvency Act, Chapter 303 of the Laws of Barbados, (3) the bankruptcy laws of Jamaica under Part V of the Companies Act, 2004 of Jamaica and the Companies (Winding Up) Rules, 1949, made under sections 11 and 12 of the Companies Act, 1948, of the United Kingdom, (4) the bankruptcy law of Grenada under Part IV of the Companies Act Cap 58A of the 2010 Continuous Revised Edition of the Laws of Grenada, and the Companies (Winding Up) Rules 1909 (UK), (5) the bankruptcy law of Trinidad and Tobago under The Bankruptcy Act Chapter 9:70 of the laws of Trinidad and Tobago and the Companies Act Chapter 81:01 of the laws of Trinidad and Tobago, in each case as amended or supplemented from time to time, or (6) any similar laws for the relief of debtors.

“Bankruptcy Law Event of Default” means:

(1) the Company or any Restricted Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case or proceeding;

(b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or consents to the commencement of any case against it (or them);

(c) consents to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it (or them) or for all or any substantial part of its property;

(d) makes a general assignment for the benefit of its (or their) creditors;

(e) files an answer or consent seeking reorganization or bankruptcy relief;

(f) admits in writing its inability to pay its (or their) debts generally; or

(g) consents to the filing of a petition in bankruptcy;

(2) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, or any Restricted Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or of all or any substantial part of the property of the Company, or any Restricted Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, and such Bankruptcy Order remains undischarged or unstayed and in effect for 60 consecutive days; or

(3) a bankruptcy custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official is appointed out of court with respect to the Company, or any Restricted Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant

Subsidiary, or with respect to all or any substantial part of the assets or properties of the Company, or any Restricted Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, suspension of payments, reorganization or similar proceedings, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a company or corporation, the board of directors of the company or corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Barbados, New York or a place of payment under this Indenture are authorized or required by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the Issue Date.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under IFRS, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with IFRS and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means any of the following, to the extent owned by the Company or any of its Restricted Subsidiaries and having a maturity of not greater than 90 days from the date of acquisition by the Company or any of its Restricted Subsidiaries: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, (iii) is organized under the laws of the United States or any State thereof, and (iv) has combined capital and surplus of at least $1 billion; (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by Standard & Poor’s and (d) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition; provided that bank deposits and short term investments in the local currency of any Restricted Subsidiary shall qualify as Cash Equivalents so long as the aggregate amount thereof does not exceed the amount reasonably estimated by the Company as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 days.

“Change of Control” means the occurrence of any of the following events, notice of which shall be provided to the Trustee in writing:

(1) other than in connection with a Public Equity Offering, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting power of the outstanding Voting Stock of the Company; or

(2) (i) if the Company consummates any transaction (including, without limitation, any merger, consolidation, amalgamation or other combination) pursuant to which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property or (ii) the Company conveys, transfers, leases or otherwise disposes of, or any resolution with respect to a demerger or division is passed by the Board of Directors or shareholders pursuant to which the Company would dispose of, all or substantially all of the assets of the Company and those of the Restricted Subsidiaries, considered as a whole (other than a transfer of substantially all of such assets to one or more Wholly Owned Subsidiaries of the Company), in each case to any Person other than in a transaction:

(A) where the outstanding Voting Stock of the Company, as applicable, is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of the Company’s incorporation) or is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

(B) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is the “beneficial owner” (as defined in clause (1) above) directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving or transferee corporation; or

(3) other than in connection with a Public Equity Offering, if during any consecutive two-year period following the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new members whose election to such board, or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the members of the Board of Directors of the Company then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Section 5.01.

“Change of Control Offer” has the meaning assigned to it in Section 4.23(a).

“Change of Control Purchase Date” has the meaning assigned to it in Section 4.23(a).

“Change of Control Purchase Price” has the meaning assigned to it in Section 4.23(a).

“Class B Preferred Shares” means the Class B Preferred Shares of no par value per share, of the Company.

“Clearstream” means Clearstream Banking, S.A.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with IFRS, excluding (a) the amortization of deferred financing costs (b) accrued but unpaid interest on Subordinated Shareholder Loans, but including, without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments, fees or commissions with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than with respect to Redeemable Capital Stock) declared and paid or payable; (v) accrued Redeemable Capital Stock dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and any of its Restricted Subsidiaries or secured by a Lien on the Company’s or any Restricted Subsidiary’s assets; and (vii) the portion of any rental obligation allocable to interest expense. Notwithstanding anything contained herein or any treatment thereof under IFRS, any transactions characterized as “operating leases” under IFRS (as in effect on the Issue Date) shall not constitute “Debt” and any portion of the lease payments with respect to such “operating leases” shall not constitute a “Consolidated Interest Expense.”

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis (before minority interests) in accordance with IFRS; provided that there shall be excluded therefrom (without duplication) (a) the net income (or loss) of any Person acquired by the Company or its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary of the Company (including Unrestricted Subsidiaries) except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries by such Person during such period, (c) gains or losses on Asset Sales by the Company or its Restricted Subsidiaries or other dispositions of assets other than in the ordinary course of business, (d) all exceptional, extraordinary or non-recurring gains and exceptional, extraordinary or non-recurring losses (including, without limitation, any non-operating costs accounted for in “other” in the Company’s consolidated statement of income (loss) prepared in accordance with IFRS), (e) the cumulative effect of changes in accounting principles, (f) gains or losses resulting from fluctuations in currency exchange rates (whether realized or unrealized) and (g) the tax effect of any of the items described in clauses (a) through (f) above.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

“Consolidated Tax Expense” means, for any period with respect to any Relevant Taxing Jurisdiction, the provision for all national, local and foreign federal, state or other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with IFRS.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Covenant Defeasance” has the meaning assigned to it in Section 8.03.

“Credit Facility” or “Credit Facilities” means or one or more credit agreements, debt facilities, indentures or financing agreements providing for revolving credit loans, term loans, notes, letters of credit or other forms of guarantees and assurances or other credit facilities or extensions of credit, including overdrafts (whether secured or unsecured, and including any Guarantor Priority Debt), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time and, for the avoidance of doubt, includes any agreement extending the maturity of, refinancing or restructuring all or any portion of the indebtedness under such agreements or any successor agreements.

“Currency Agreements” means in respect of a Person any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect such Person against or manage exposure to fluctuations in foreign currency exchange rates.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any Person, without duplication:

(1) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(3) all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers’ acceptances, receivables facilities or other similar facilities;

(4) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(5) all Capitalized Lease Obligations of such Person;

(6) all obligations of such Person under or in respect of Interest Rate Agreements and Currency Agreements;

(7) all Debt referred to in (but not excluded from) the preceding clauses (1) through (6) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the obligation so secured);

(8) all guarantees by such Person of Debt referred to in this definition of any other Person;

(9) all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(10) Preferred Stock of any Restricted Subsidiary;

provided that the term “Debt” shall not include (i) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business that are not more than 90 days past due; (ii) Debt in respect of the incurrence by the Company or any Restricted Subsidiary of Debt in respect of standby letters of credit, performance bonds or surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond; (iii) anything accounted for as an operating lease in accordance with IFRS as in effect on the Issue Date; (iv) any pension obligations of the Company or a Restricted Subsidiary; (v) any obligation of the Company or a Restricted Subsidiary under any employee plans or employment agreements; (vi) any deferred revenues as calculated in accordance with IFRS and (vii) any deferred tax on income. For the avoidance of doubt, the Company’s Class B Preferred Shares shall not constitute Debt.

For purposes of the definition of “Debt”, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director or employee of any Person (other than the Company) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“dollars” or “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.

“EBITDA” for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period (A) plus (without duplication) the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, (ii) Consolidated Tax Expense of the Company and its Restricted Subsidiaries for such period, (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, (iv) any other non-cash items reducing Consolidated Net Income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period required to be made by IFRS), and (v) charges or expenses related to any stock option or employee benefit plan required to be made pursuant to IFRS, and (B) minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it has resulted or will result in the receipt of cash payments); provided, however, for purposes of any determination pursuant to the provisions of Section 4.09(a), in the event any of the Company or Restricted Subsidiaries have made Asset Sales or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, EBITDA shall be calculated on a pro forma basis (determined in good faith by the chief financial officer of the Company in an Officer’s Certificate) as if the Asset Sales or acquisitions had taken place on the first day of such period.

“Enforcement Action” means, in relation to any Debt of the Company or a Guarantor, any action (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to:

(1) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of such Debt or to require the Company or a Guarantor to redeem or repurchase any part of such Debt;

(2) recover all or any part of such Debt (including, by exercising any rights of set-off or combination of accounts);

(3) exercise or enforce any rights under or pursuant to any guarantee or other assurance given by any Guarantor in respect of any such Debt;

(4) exercise or enforce any rights under any security interest whatsoever which secures such Debt;

(5) commence legal proceedings against any Person; or

(6) commence, or take any other steps which could lead to the commencement of, any

(A) insolvency, liquidation, dissolution, winding-up, administration, receivership, compulsory merger or judicial reorganization of any Person; or

(B) the appointment of a trustee in bankruptcy, or insolvency conciliator, ad hoc official, judicial administrator, a liquidator or other similar officer in respect of any Person; or any other similar process or appointment.

“Equity Offering” means (1) the sale of Capital Stock of the Company (other than Redeemable Capital Stock) or (2) the sale of Subordinated Shareholder Loans, in each case, excluding any sales to the Issuer or any Restricted Subsidiary.

“EU Savings Tax Directive” has the meaning assigned to it in Section 4.22(b)(6).

“euro” or “€” means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning assigned to it in Section 6.01(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Excess Proceeds” has the meaning assigned to it in Section 4.14(c).

“Excess Proceeds Offer” has the meaning assigned to it in Section 4.14(d).

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company’s Board of Directors.

“Global Note Legend” means the legend set forth in Section 2.06(e)(2) hereof to be placed on all Global Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the terms of this Indenture.

“Guarantee” means any guarantee of the Company’s obligations under this Indenture and the Notes by the Company, any Restricted Subsidiary or any other Person in accordance with the provisions of this Indenture, including the Guarantees by the Initial Guarantors dated as of the Issue Date. When used as a verb, “Guarantee” shall have a corresponding meaning.

“guarantees” means, as applied to any obligation,

(1) a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

“Guarantor Priority Debt” means:

(1) all Debt incurred by a Guarantor under any Credit Facility permitted to be incurred under the provisions of Section 4.09 and all Currency Agreements and Interest Rate Agreements and other obligations with respect thereto;

(2) any other Debt incurred by a Guarantor that is permitted to be incurred by a Guarantor unless, with respect to such Guarantor, the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to its Guarantee, as the case may be; and

(3) all obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Guarantor Priority Debt will not include:

(A) any liability for taxes owed or owing by the Guarantors or

(B) any trade payables.

“Guarantor” means each Initial Guarantor and any other Restricted Subsidiary that provides a Guarantee of the Notes in accordance with this Indenture.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“IFRS” means International Financial Reporting Standards.

“incur” has the meaning assigned to it in Section 4.09(a).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Note through a Participant.

“Initial Guarantors” as of the date of this Indenture, means Columbus Jamaica Holdings (Barbados) Inc., Cable Jamaica (Barbados) Limited, Columbus Capital (Barbados) Limited, Columbus Communications Jamaica Limited, Chartfield Development Company Limited, Columbus Curaçao (Barbados) Inc., Caribbean Data Centers (Barbados) Inc., Columbus TTNW Holdings Inc., Columbus Networks, Limited, ARCOS-1 USA, Inc., Columbus Networks USA, Inc., A SUR NET, Inc., Columbus Networks Telecommunications Services USA, Inc., Columbus Trinidad (Barbados) Inc., Columbus Communications Trinidad Limited, Columbus Communications (Grenada) Limited, Columbus Telecommunications (Barbados) Limited, Wamco Technology Group Limited, Columbus Eastern Caribbean (Barbados) Inc.

“Initial Notes” means the Company’s $1,250,000,000 aggregate principal amount of 7.375% Senior Notes due 2021 issued under this Indenture on the date hereof, and any replacement Notes issued therefor in accordance with this Indenture.

“Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and RBC Capital Markets, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who are not also QIBs.

“Interest Rate Agreements” means in respect of a Person any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect such Person against or manage exposure to fluctuations in interest rates.

“Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with IFRS. In addition, the portion (proportionate to the Company’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary will be deemed to be an “Investment” that the Company made in such

Unrestricted Subsidiary at such time. The portion (proportionate to the Company’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments. “Investments” excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issue Date” means the date of first issuance of the Notes which shall be March 31, 2014.

“Legal Defeasance” has the meaning assigned to it in Section 8.02(a).

“Leverage Ratio,” when used in connection with any incurrence (or deemed incurrence) of Debt, means the ratio of (i) the consolidated principal amount of Debt (other than Debt under (a) Subordinated Shareholder Loans and (b) Credit Facilities in an aggregate principal amount outstanding up to the greater of $100.0 million and 7% of Total Assets) of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (a) the incurrence of such Debt and any other Debt incurred since such balance sheet date, (b) the receipt and application of the proceeds therefrom and (c) (without duplication) the repayment, redemption or repurchase of any other Debt since such balance sheet date, to (ii) the product of (x) two and (y) EBITDA for the latest two fiscal quarters ended on such balance sheet date.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, repurchase or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1) respect to any Asset Sale, the proceeds therefrom in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:

(A) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

(B) provisions for all taxes paid or payable, or required to be accrued as a liability under IFRS as a result of such Asset Sale;

(C) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(D) all distributions and other payments required to be made to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

(E) appropriate amounts required to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; and

(2) with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.10, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“New York Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Non-Guarantor Restricted Subsidiary” means (i) as of the Issue Date any Restricted Subsidiary of the Company that does not provide a Guarantee of the Notes on the Issue Date and (ii) any other Restricted Subsidiaries created, formed or acquired by the Company or any Restricted Subsidiary after the Issue Date that have not provided a Guarantee of the Notes. For the avoidance of doubt, all Non-Guarantor Restricted Subsidiaries shall be Restricted Subsidiaries under this Indenture.

“Notes” means, collectively the Initial Notes and any Additional Notes issued under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Offering Memorandum” means the confidential offering memorandum, dated March 24, 2014, with respect to the initial offer and sale of the Notes and Guarantees by the Company and the Guarantors.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company, a Guarantor or a Surviving Entity, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Pari Passu Debt” means (a) any Debt of the Company that ranks equally in right of payment with the Notes; or (b) any Debt of a Guarantor that ranks equally in right of payment to the Guarantee of such Guarantor.

“Participant” means, with respect to the Depositary, The Depository Trust Company and a Person who has an account with the Depositary.

“Payee” has the meaning assigned to it in Section 4.20.

“Paying Agent” has the meaning assigned to it in Section 2.03(a).

“Payment Blockage Notice” has the meaning assigned to it in Section 11.04(a)(2).

“Permitted Debt” has the meaning given to such term under Section 4.09(b).

“Permitted Holder” means (i) each of the direct shareholders of record of the Company on the Issue Date and any Affiliate or Permitted Transferee thereof, (ii) a Person of which the Company is a Wholly Owned Subsidiary and a majority of whose Voting Stock is Beneficially Owned by Persons identified in clause (i) of this definition or (iii) any Wholly Owned Subsidiary of a Person identified in clause (ii) of this definition.

“Permitted Investments” means any of the following:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company conducting a business substantially similar to that as conducted by the Company and its Restricted Subsidiaries on the Issue Date;

(2) Investments in cash or Cash Equivalents;

(3) intercompany Debt to the extent permitted under Section 4.09(b)(3) hereof;

(4) Investments in (i) the form of loans or advances to the Company, (ii) a Restricted Subsidiary, or (iii) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

(5) Investments made by the Company or any Restricted Subsidiary as a result of or retained in connection with an Asset Sale permitted under or made in compliance with Section 4.14 hereof to the extent such Investments are non-cash proceeds permitted thereunder;

(6) expenses or advances to cover payroll, travel, entertainment, moving, other relocation and similar matters that are expected at the time of such advances to be treated as expenses in accordance with IFRS;

(7) Investments in the Notes;

(8) any Investment existing on the Issue Date or subsequently made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Issue Date or made in compliance with Section 4.10 of this Indenture;

(9) Investments in Currency Agreements and Interest Rate Agreements permitted under Section 4.09(b)(7) or (b)(8) hereof;

(10) loans and advances (or guarantees to third party loans) to directors, officers or employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with the Company’s past practices or past practices of the Restricted Subsidiaries, as the case may be, in an amount outstanding not to exceed at any one time $5.0 million;

(11) Investments in a Person to the extent that the consideration therefor consists of the net proceeds from either a Subordinated Shareholder Loan or the substantially concurrent issue and sale (other than to any Subsidiary) of shares of the Company’s Qualified Capital Stock; provided that the net proceeds from such sale have been excluded from, and shall not have been included in, the calculation of the amount determined under Section 4.10(b)(3)(ii) hereof;

(12) any payments or other transactions pursuant to a tax sharing agreement between the Company and any other Person with whom the Company files or filed a consolidated tax return or with which the Company is or was part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(13) Investments of the Company or the Restricted Subsidiaries in Unrestricted Subsidiaries conducting a business substantially similar to that as conducted by the Company and its Restricted Subsidiaries on the date of this Indenture in an aggregate principal amount not to exceed the greater of $50.0 million and 4.0% of Total Assets;

(14) (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts, and (ii) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(15) any Investment to the extent made using as consideration Capital Stock of the Company (other than Redeemable Capital Stock);

(16) Investments acquired after the Issue Date as a result of an acquisition by the Company or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary in a transaction that is not prohibited by the covenant described in Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(17) any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 4.12(b)(3); and

(18) Investments in deposit accounts, time deposits and similar short term investments in a Qualified Currency at a Qualified Bank.

“Permitted Debt” has the meaning set forth under Section 4.09(b).

“Permitted Junior Securities” means, with respect to a Guarantor: (a) Capital Stock of such Guarantor or (b) debt securities of the Guarantor that are subordinated to all Guarantor Priority Debt and any debt securities issued in exchange for Guarantor Priority Debt to substantially the same extent as, or to a greater extent than, the Guarantees are subordinated to Guarantor Priority Debt pursuant to the terms of this Indenture.

“Permitted Liens” means the following types of Liens:

(1) Liens existing as of the date of this Indenture;

(2) Liens securing Debt of the Company and any Guarantor Restricted Subsidiary incurred pursuant to Section 4.09 to the extent that (i) after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, on a pro forma basis, no Default or Event of Default would occur or be continuing and (ii) at the time of such incurrence and after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, on a pro forma basis, the Priority Debt Leverage Ratio would be less than 1.75 to 1.0;

(3) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;

(4) any interest or title of a lessor under any Capitalized Lease Obligation and purchase money Liens to secure Debt (including Capitalized Lease Obligations) permitted under Section 4.09; provided that the related Debt will not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired;

(5) Liens on property of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person is acquired by, merged with or into or consolidated with, the Company or any Restricted Subsidiary; provided that such Liens (i) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired or than those of the Person merged into or consolidated with the Company or Restricted Subsidiary and (ii) were created prior to, and not in connection with or in contemplation of such acquisition, merger or consolidation;

(6) Liens securing the Company’s or any Restricted Subsidiary’s obligations under Currency Agreements or Interest Rate Agreements permitted under Section 4.09(b)(7) and (b)(8) hereof or any collateral for the Debt to which such Interest Rate Agreements or Currency Agreements relate;

(7) Liens securing Permitted Refinancing Debt that has been secured by a Lien permitted by this Indenture, provided that (i) any such Lien shall not extend to or cover any assets not securing the Debt so refinanced and (ii) the Debt so refinanced shall have been permitted to be incurred pursuant to Section 4.09 hereof;

(8) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(9) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the Company’s or such Restricted Subsidiary’s past practices prior to the Issue Date;

(11) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of the Company’s or any Restricted Subsidiary’s business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(12) Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IFRS shall have been made;

(13) Liens incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, or in connection with permits or licenses, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

(14) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects and incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;

(15) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(16) Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(17) Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(18) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(19) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance;

(20) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and set-off; and

(21) Liens securing Debt in an aggregate principal amount not to exceed the greater of $50.0 million and 4.0% of Total Assets.

“Permitted Refinancing Debt” means any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this definition of Permitted Refinancing Debt and Section 4.09(b)(11) a “refinancing”) of any Debt of the Company or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, so long as:

(1) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(2) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced;

(3) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced; and

(4) the new Debt is not senior in right of payment to the Debt that is being refinanced; provided that Permitted Refinancing Debt will not include (i) Debt of a Subsidiary (other than a Guarantor) that refinances the Debt of any Guarantor or (ii) Debt of any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary; and provided further that in no event shall new Debt be deemed senior in right of payment solely due to the creation or change in priority of a Lien securing such Debt.

“Permitted Transferee” means, with respect to a Person, (i) any limited partnership, limited liability company, corporation or similar entity of which the sole owners of partnership interests, membership interests or any other equity interests are, and shall remain, limited to such Person; (ii) any of its stockholders, members, partners or other equity interest holders; (iii) any investment fund or other entity under common control with such Person; (iv) one or more trusts, the beneficiaries of which are restricted to any one or a combination of such Person, such Person’s spouse, or to the parents, siblings, children, grandchildren, nieces or nephews of such Person or such Person’s spouse, but only if such Person is the sole trustee of such trust or trusts; and (v) any one or a combination of such Person’s parents, siblings, children, grandchildren, nieces or nephews or spouse by will or laws of descent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Priority Debt Leverage Ratio,” when used in connection with the incurrence (or deemed incurrence) of Debt for borrowed money, means the ratio of (i) the sum, without duplication, of (x) the aggregate principal amount of Debt for borrowed money secured by a Lien on any assets of the Company or any Restricted Subsidiary, (y) the aggregate principal amount of Guarantor Priority Debt for borrowed money of all Guarantors, and (z) the aggregate principal amount of Debt for borrowed money of all Non-Guarantor Restricted Subsidiaries, in each case outstanding as of the most recently available quarterly or annual balance sheet, after giving pro forma effect to: (a) the incurrence of such Debt for borrowed money and any other Debt for borrowed money incurred since such balance sheet date, (b) the receipt and application of the proceeds thereof and (c) (without duplication) the repayment, redemption or repurchase of any other Debt for borrowed money since such balance sheet date to (ii) the product of (x) two and (y) EBITDA for the latest two fiscal quarters ended on such balance sheet date.

“Private Placement Legend” means the legend set forth in Section 2.06(e)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the Notes, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable) or in good faith by the Company’s principal accounting officer.

“Process Agent” has the meaning assigned to it in 13.15(b).

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Public Equity Offering” means an underwritten public offer and sale of capital stock (which is Qualified Capital Stock) of the Company or any direct or indirect parent holding company of the Company with gross proceeds to the Company of at least $50 million (including any sale of capital stock purchased upon the exercise of any over-allotment option granted in connection therewith).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Bank” means a financial institution located in a Qualified Jurisdiction and of recognized stature having capital and surplus in excess of $100 million.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified Currency” means dollars, euro or the currency of a Qualified Jurisdiction.

“Qualified Jurisdiction” means the State of New York, Barbados and any other jurisdiction (being or within any country whose long term dollar-denominated debt has an investment rating from Standard & Poor’s and Moody’s (or if only one such rating agency is then rating such debt, from such rating agency) of at least “BBB” or “Baa3,” respectively).

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company in circumstances in which the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.14 and Section 4.23 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.14 and Section 4.23; and provided further, that the Company’s Class B Preferred Shares shall not constitute Redeemable Capital Stock.

“Registrar” has the meaning assigned to it in Section 2.03(a).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Relevant Taxing Jurisdiction” has the meaning assigned to it in Section 4.22(a).

“Replacement Assets” means (i) properties and assets that replace the properties and assets that were the subject of an Asset Sale or (ii) properties and assets received in exchange (directly or indirectly through equity interests and similar participations) for the properties and assets that are the subject of the Asset Sale and that will be used in the Company’s business or in that of the Restricted Subsidiaries as conducted on the Issue Date and any business ancillary or complementary thereto.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Payments” has the meaning set forth under Section 4.10(a).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Agents” means any agents or successor agent appointed under any Credit Facility to which any Guarantor is a party, or designated as “Senior Agents” in any instrument or document evidencing Guarantor Priority Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of either clause (1) or (2) of Article I of Rule 1-02(w) under Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Standstill Period” has the meaning assigned to it in Section 11.02(b)(2).

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Debt” means Debt of the Company or any of the Guarantors that is subordinated in right of payment to the Notes or the Guarantees of such Guarantors, as the case may be.

“Subordinated Shareholder Loans” means Debt of the Company (and any security into which such Debt, other than Capital Stock, is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Permitted Holder that (either pursuant to its terms or pursuant to an agreement with respect thereto):

(1) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such Debt into Capital Stock (other than Redeemable Capital Stock) of the Company or any Debt meeting the requirements of this definition);

(2) does not require, prior to the first anniversary of the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;

(3) contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Stated Maturity or the Notes;

(4) does not provide for or require any Lien over any asset of the Company or any of the Restricted Subsidiaries;

(5) is subordinated in right of payment to the prior payment in full of the Notes in the event of (a) a total or partial liquidation, dissolution or winding up of the Company, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (c) an assignment for the benefit of creditors or (d) any marshaling of the Company’s assets and liabilities;

(6) under which the Company may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (x) a payment Default on the Notes occurs and is continuing or (y) any other Default under this Indenture occurs and is continuing on the Notes that permits the holders of the Notes to accelerate their maturity and the Company and the Trustee receives notice of such Default from the requisite holders of the Notes, until in each case the earliest of (a) the date on which such Default is cured or waived or (b) 180 days from the date such Default occurs (and such notice may be given only once during any 360 day period); and

(7) under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with this Indenture or as a result of a mandatory requirement of applicable law or (b) under circumstances described under clauses (5)(a) through (d) above, such holder will forthwith pay all such amounts to the Trustee to be held in trust for application in accordance with this Indenture.

“Subsidiary” means, with respect to any Person:

(1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and

(2) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Surviving Entity” has the meaning set forth under Section 5.01(a)(1).

“Taxes” has the meaning assigned to it in Section 4.22(a).

“TIA” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Total Assets” means the consolidated total assets of the Company and its Restricted Subsidiaries as of the most recent balance sheet date for which financial information is available.

“Transfer Agent” has the meaning assigned to it in 2.03(a).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 30, 2018 ; provided, however, that if the period from the redemption date to March 30, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) Columbus Communications Limited;

(2) Columbus Communications Inc.;

(3) Columbus Acquisitions Inc.;

(4) Columbus Antilles (Barbados) Limited;

(5) Columbus Caribbean Acquisitions Inc.;

(6) Columbus Holdings France SAS;

(7) Columbus Eastern Caribbean Holding Sarl;

(8) Columbus Eastern Caribbean (St. Lucia) Inc.;

(9) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company’s Board of Directors pursuant to Section 4.18); and

(10) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) payable in dollars for the payment of which the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the outstanding Capital Stock (other than directors’ qualifying shares or shares of such Person required to be owned by third parties pursuant to applicable law) of which are owned by such Person or by one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person.

Section 1.02. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with IFRS

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “including” or “include” means including or include without limitation;

(6) the words “herein”, “hereof” and “hereunder” and other words of similar impact refer to this Indenture as a whole and not to any particular article, section, clause or other subdivision;

(7) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

(8) provisions apply to successive events and transactions; and

(9) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be issued only in fully registered form, without coupons, in denominations of $200,000 and any integral multiple of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(1) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or its nominee for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note shall, upon issuance, bear the Private Placement Legend. The Restricted Period shall be terminated and the Private Placement Legend shall be removed from the Regulation S Global Note only upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States Beneficial Ownership of 100% of the aggregate principal amount of the Regulation S Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a Beneficial Ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof).

(2) 144A Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued in the form of the 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The 144A Global Note shall bear the Private Placement Legend.

Section 2.02. Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated and delivered under this Indenture.

(d) The Trustee shall, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue under this Indenture, including any Additional Notes issued from time to time. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

(e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be transferred or exchanged (“Transfer Agent”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more transfer agents and one or more additional paying agents. The term “Registrar” includes any co-Registrar, the term “Transfer Agent” includes any additional Transfer Agent and the term “Paying Agent” includes any additional Paying Agent; provided such Agent enters into an appropriate agency agreement implementing the provisions of this Indenture that relate to such Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and as Transfer Agent and Paying Agent in New York and to act as Custodian with respect to the Global Notes. If and for so long as the Notes are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg. The Company initially appoints The Bank of New York Mellon (Luxembourg) S.A. in Luxembourg to act as the Transfer Agent and Paying Agent in Luxembourg.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes only if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) the Depositary so requests following an Event of Default under this Indenture.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes will also require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than to a QIB in accordance with Rule 144A or an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(f) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:

(A) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(5) Transfer of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. A beneficial interest in any Unrestricted

Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

(B) If the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(d), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A) an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(e) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) (A “QIB”), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE U.S. SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE U.S. SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE U.S. SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE U.S. SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE COMPANY.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH 2(F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (d)(2) or (d)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.11, 4.14, 4.23 and 9.06 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Company shall be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, security or an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, to the extent that a Responsible Officer of the Trustee has received written notice thereof, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07 or 3.08 hereof.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Certification of the cancellation of all canceled Notes shall be delivered to the Company upon the written request from the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at a rate of 7.375% per annum. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Computation of Interest.

Interest on the Notes shall be computed by the Company on the basis of a 360-day year of twelve 30-day months.

Section 2.14. CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Sections 3.07, 3.08, 3.09 and 3.10 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless the Trustee agrees to a shorter period), an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed (i) if the Notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Notes are listed, (ii) on a pro rata basis to the extent practicable or (iii) by lot or such other similar method subject to the procedures of DTC.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in minimum amounts of $200,000 or integral multiples of $1,000 in excess thereof; no Notes of $200,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not equal to $200,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03. Notice of Redemption.

Notices of purchase or redemption shall be delivered at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes, or portions thereof, called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP/ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption or Purchase Price.

(a) One Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. Upon the receipt of a written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07. Optional Redemption with a Make-Whole Premium

(a) At any time prior to March 30, 2018, the Company, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), will have the right, at its option, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes plus, the greater of (1) 1% of the principal amount of the Notes to be redeemed, and (2) the excess, if any, of: (A) the present value at such redemption date of (i) the redemption price of such Notes at March 30, 2018 (such redemption price being set forth in the table under Section 3.08(a)) plus (ii) all required interest payments thereon through March 30, 2018 (excluding accrued but unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed, plus in each case any accrued and unpaid interest on the principal amount of such Notes to, but excluding, the date of redemption.

(b) In the event that the Company does not redeem the entire aggregate principal amount of the Notes outstanding, following any such redemption, at least $300.0 million in aggregate principal amount of the Notes must remain outstanding.

Section 3.08. Optional Redemption without a Make-Whole Premium

(a) At any time and from time to time on or after March 30, 2018, the Company may, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at its option, redeem the Notes, in whole or in part, at the redemption prices, expressed as percentages of the principal amount of the Notes, set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, if redeemed during the

12-month period beginning on March 30 of the years indicated below:

Year	Percentage
2018	103.688%
2019	101.844%
2020 and thereafter	100.000%

(b) In the event that the Company does not redeem the entire aggregate principal amount of the Notes outstanding, following any such redemption, at least $300.0 million in aggregate principal amount of the Notes must remain outstanding.

Section 3.09. Optional Redemption with Proceeds of Equity Offerings.

(a) Until March 30, 2017, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 107.375% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net proceeds from one or more Public Equity Offerings. The Company may conduct such a redemption, only if:

(1) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

Section 3.10. Redemption Upon Changes in Withholding Taxes.

If, as a result of (a) any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which becomes effective after the date of the Offering Memorandum; or (b) any change in the official application or official interpretation of the laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction applicable to the Company or any Guarantor which becomes effective after the date of the Offering Memorandum; the Company or any Guarantor shall be obligated to pay, on the next date for any payment, Additional Amounts or indemnification payments as described in Section 4.22 hereof with respect to the Relevant Taxing Jurisdiction, which the Company or Guarantor reasonably determines it cannot avoid by the use of all reasonable measures available to it, then the Company may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in this Section 3.10, the Company shall deliver to the Trustee:

(1) a certificate signed by an officer of the Company stating that the obligation to pay such Additional Amounts or indemnification payments cannot be avoided by the Company’s or Guarantor’s taking all reasonable measures available to it; and

(2) a written Opinion of Counsel to the Company of recognized standing to the effect that the Company or Guarantor has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official interpretation or application described above.

No such notice of redemption may be given more than 90 days before or 365 days after the Company first becomes liable to pay any Additional Amount or indemnification payments.

Section 3.11. Mandatory Redemption.

The Company shall publish a notice of any redemption of the Notes described in this Article 3 in accordance with the provisions of Section 13.01 hereof. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York time) on the New York Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency for such purposes. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03. Preservation of Legal Existence, Etc.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its legal existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.04. Insurance.

The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with carriers believed by the Company to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Company believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss and interruption of business insurance.

Section 4.05. Reports.

(a) So long as any Notes are outstanding, the Company shall furnish to the Trustee (who, at the Company’s expense and request, shall furnish to Holders of the Notes):

(1) annual financial statements audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year; and

(2) quarterly unaudited financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 60 days of the end of each of the first three fiscal quarters of each fiscal year after the Issue Date.

Such annual and quarterly financial statements will be prepared in accordance with IFRS.

(b) The Company shall furnish to Holders of the Notes, prospective investors and securities analysts, upon the requests of such Holders, prospective investors or securities analysts, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Exchange Act by Persons who are not “affiliates” under the Securities Act.

(c) Delivery of any reports, information and documents to the Trustee will be for informational purposes only and will not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance (or that of any of Restricted Subsidiary) with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to rely conclusively upon an Officer’s Certificate).

Section 4.06. Compliance Certificate.

(a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer’s Certificate signed by the chief executive officer or chief financial officer or chief accounting officer of the Company or a Guarantor, as the case may be, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing

Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, within 15 Business Days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.07. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

Section 4.08. Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09. Limitation on Debt.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Debt (including any Acquired Debt); provided that the Company and any Restricted Subsidiary will be permitted to incur Debt (including Acquired Debt) if (i) after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, on a pro forma basis, no Default or Event of Default would occur or be continuing and (ii) at the time of such incurrence and after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, on a pro forma basis, the Leverage Ratio would be less than 4.25 to 1.0.

(b) The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) the incurrence of Debt in respect of the Notes (excluding Additional Notes) and the Guarantees (including in respect of any Additional Notes);

(2) any Debt of the Company or any Restricted Subsidiary (other than Debt described in another clause of this paragraph) outstanding on the Issue Date;

(3) the incurrence of intercompany Debt between the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided that;

(i) if the Company or a Guarantor is the obligor on any such Debt it is (x) unsecured and (y) it is expressly subordinated in right of payment to the prior payment in full in cash (whether upon Stated Maturity, acceleration or otherwise) and the performance in full of its obligations under the Notes or its Guarantees, as the case may be; and

(ii) (x) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing to the Company or another Wholly Owned Restricted Subsidiary ceases to be a Restricted Subsidiary, will, in each case, be deemed to be an incurrence of such Debt not permitted by this Section 4.09(b)(3);

(4) guarantees of the Company’s Debt or Debt of any Restricted Subsidiary by any Restricted Subsidiary that are permitted by and made in accordance with the provisions of Section 4.16;

(5) the incurrence by the Company or any Restricted Subsidiary of Debt represented by Capitalized Lease Obligations, asset backed financings, mortgage financings, purchase money obligations or other Debt incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of any property or asset, tangible or intangible, including network assets used in the Company’s or any Restricted Subsidiary’s business; provided that the principal amount of such Debt so incurred when aggregated with other Debt previously incurred in reliance on this Section 4.09(b)(5) (and Permitted Refinancing Debt with respect thereto) and still outstanding shall not in the aggregate exceed the greater of $50.0 million or 4.0% of the Company’s Total Assets; provided further, that the total principal amount of any Debt incurred in connection with this Section 4.09(b)(5) did not in any case at the time of incurrence exceed (i) the Fair Market Value of the acquired or constructed asset so financed or (ii) in the case of an uncompleted constructed asset, the amount of the asset to be constructed, as determined on the date the contract for construction of such asset was entered into by the Company or the relevant Restricted Subsidiary (including, in each case, any reasonable related fees and expenses incurred in connection with such acquisition, construction or development);

(6) the incurrence by the Company or any Restricted Subsidiary of Debt arising from agreements providing for guarantees or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by the Company or any Restricted Subsidiary of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this Section 4.09(b)(6) will at no time exceed the net proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received from the sale of such assets;

(7) the incurrence by the Company or any Restricted Subsidiary of Debt under Currency Agreements entered into in the ordinary course of business and not for speculative purposes;

(8) the incurrence by the Company or any Restricted Subsidiary of Debt under Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes;

(9) the incurrence of Debt by the Company or any Restricted Subsidiary of Debt in respect of workers’ compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(10) the incurrence of Debt by the Company or any Restricted Subsidiary arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five Business Days of incurrence, (ii) bankers’ acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations and (iii) completion guarantees provided or letters of credit obtained by the Company or any Restricted Subsidiary in the ordinary course of business;

(11) the incurrence by a Person of Permitted Refinancing Debt in exchange for or the net proceeds of which are used to refund, replace or refinance Debt incurred by it pursuant to, or described in, Section 4.09(a), Section 4.09(b)(2), Section 4.09(b)(11), as the case may be;

(12) the incurrence of Debt by the Company or any Restricted Subsidiary under any Credit Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder, in an aggregate principal amount at any one time outstanding not to exceed the greater of $100.0 million and 7.0% of the Company’s Total Assets determined as of the date of each such incurrence;

(13) Subordinated Shareholder Loans incurred by the Company;

(14) in addition to Debt referred to in clauses (1) through (13) above, the incurrence of Debt by the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed the greater of $50.0 million and 4.0% of the Company’s Total Assets.

(c) The Company will not, and will not permit any Restricted Subsidiary to, incur (i) Debt secured by a Lien on any assets of the Company or any Restricted Subsidiary, (ii) Guarantor Priority Debt of a Guarantor or (iii) Debt of a Non-Guarantor Restricted Subsidiary, other than, in each case, Permitted Debt (other than Permitted Debt incurred under Section 4.09(b)(2), Section 4.09(b)(5), Section 4.09(b)(12) and Section 4.09(b)(14) above) if, at the time of such incurrence and after giving effect to the incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, the Priority Debt Leverage Ratio would be greater than 1.75 to 1.0.

(d) Notwithstanding any other provision of this Section 4.09, for purposes of determining compliance with this Section 4.09, increases in Debt solely due to fluctuations in the exchange rates of currencies shall not be deemed to exceed the maximum amount of Debt that the Company or a Restricted Subsidiary may incur under this Section 4.09.

(e) For purposes of determining any particular amount of Debt under this Section 4.09:

(1) obligations with respect to letters of credit, guarantees or Liens, in each case supporting Debt otherwise included in the determination of such particular amount shall not be included; and

(2) accrual of interest, accrual of dividends, the accretion of accreted value, the obligation to pay commitment fees and the payment of interest in the form of additional Debt shall not be treated as Debt.

(f) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.09, the Company, in its sole discretion, shall classify items of Debt and shall only be required to include the amount and type of such Debt in one of such clauses and the Company shall be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section 4.09, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.09 at any time.

Section 4.10. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”):

(1) declare or pay any dividend on or make any distribution (whether made in cash, securities or other property) with respect to any of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) (other than (i) to the Company or any Restricted Subsidiary or (ii) to all holders of

Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than the Company or such Restricted Subsidiary would receive on a pro rata basis, provided that any amount so paid or distributed to holders (other than the Company or another Restricted Subsidiary) of Capital Stock of a Restricted Subsidiary shall be included in the calculation of the aggregate amount of all Restricted Payments declared or made after the Issue Date for the purposes of Section 4.10(b) hereof) except for dividends or distributions payable solely in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation but excluding any conversion of any Preferred Stock into Capital Stock), directly or indirectly, any shares of the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company held by persons other than the Company or a Restricted Subsidiary (other than Capital Stock of any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result thereof) or any options, warrants or other rights to acquire such shares of Capital Stock;

(3) (i) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt or (ii) make any payment of interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts on any Subordinated Shareholder Loan; or

(4) make any Investment (other than any Permitted Investment) in any Person; provided that any Permitted Investment made in reliance on clause (12) of the definition of Permitted Investments shall reduce the amount that would otherwise be available for Restricted Payments under Section 4.10(b)(3) hereof.

If any Restricted Payment described in this Section 4.10(a) is not made in cash, the amount of the proposed Restricted Payment will be the Fair Market Value of the asset to be transferred as of the date of transfer.

(b) Notwithstanding Section 4.10(a) hereof, the Company or any Restricted Subsidiary may make a Restricted Payment if, at the time of and after giving pro forma effect to such proposed Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or will occur as a result of such Restricted Payment and such Restricted Payment will not be an event that is or, after notice of lapse of time or both, would be, an “event of default” under the terms of any Debt of the Company or of any Restricted Subsidiary;

(2) the Company could incur at least $1.00 of additional Debt pursuant to Section 4.09(a) of this Indenture; and

(3) the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

(i) an amount equal to (x) aggregate EBITDA on a cumulative basis during the period beginning on January 1, 2014 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative EBITDA shall be a negative number, minus 100% of such negative amount) less (y) the product of (A) 1.4 and (B) aggregate Consolidated Interest Expense during such period, plus

(ii) the aggregate Net Cash Proceeds received by the Company after the Issue Date as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of the Company’s Qualified Capital Stock (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of the Company’s Qualified Capital Stock (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth in Section 4.10(c)(2) or (c)(3) hereof) (excluding the Net Cash Proceeds from the issuance of the Company’s Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

(iii) (x) the amount by which the Company’s Debt or Debt of any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet after the Issue Date upon the conversion or exchange (other than by the Company or its Subsidiary) of such Debt into the Company’s Qualified Capital Stock, and (y) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary) of Redeemable Capital Stock that has been converted into or exchanged for the Company’s Qualified Capital Stock, to the extent such Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the case of both clauses (x) and (y), the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange (excluding the Net Cash Proceeds from the issuance of the Company’s Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid), plus

(iv) (x) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes and (y) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary, provided that such amount will not in any case exceed the amount of the Restricted Payment deemed made at the time that the Subsidiary was designated as an Unrestricted Subsidiary.

(c) Notwithstanding Sections 4.10(a) and (b) hereof, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to Sections 4.10(c)(2) through (6), Section 4.10(c)(8), and Section 4.10(c)(10)) no Default or Event of Default has occurred and is continuing:

(1) the payment of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this Section 4.10;

(2) the repurchase, redemption or other acquisition or retirement for value of any shares of the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock or options, warrants or other rights to acquire such Capital Stock;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Company’s Qualified Capital Stock;

(4) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, Permitted Refinancing Debt that is permitted to be incurred pursuant to Section 4.09 hereof;

(5) the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants with respect to which payment of the cash exercise price has been forgiven if the cumulative aggregate value of such deemed repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

(6) payments or distributions to dissenting shareholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with Article 5 of this Indenture;

(7) cash payments in lieu of issuing fractional shares pursuant to the exchange or conversion of any exchangeable or convertible securities;

(8) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by directors, officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid pursuant to this Section 4.10(c)(8) for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Issue Date, other than as a result of death or disability, does not exceed $10.0 million in any fiscal year of the Company (with unused amounts in any fiscal year (not exceeding $10.0 million) being permitted to be carried over for the next succeeding fiscal year); provided that the amounts payable pursuant to this Section 4.10(c)(8) in any fiscal year may be increased by an amount not to exceed: (A) the cash proceeds received by the Company from the sale of Capital Stock of the Company to any employees, directors or officers of the Company following the Issue Date, plus (B) the cash proceeds of “key man” life insurance policies received by the Company since the Issue Date;

(9) the declaration and payment of a one-time special dividend to the equity holders of the Company in the aggregate amount of $100.00 million within 30 days of the Issue Date; and

(10) other Restricted Payments in an aggregate amount not to exceed the greater of $25.0 million and 2.0% of the Company’s Total Assets.

The actions described in this Section 4.10(c)(1), (c)(6), (c)(7), (c)(8) and (c)(9) are Restricted Payments that will be permitted to be made in accordance with this Section 4.10(c) but that reduce the amount that would otherwise be available for Restricted Payments under Section 4.10(b)(3) hereof.

Section 4.11. Reserved

Section 4.12. Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary’s Affiliate unless such transaction or series of transactions is entered into in good faith and:

(1) such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm’s-length transactions with third parties that are not Affiliates;

(2) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $10.0 million, the Company shall deliver an Officer’s Certificate to the Trustee certifying that such transaction or series of transactions complies with Section 4.12(a)(1) hereof; and

(3) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $25.0 million, the Company shall deliver a resolution of its Board of Directors (set out in an Officer’s Certificate to the Trustee) resolving that such transaction complies with Section 4.12(a)(1) hereof and that the fairness of such transaction has been approved by a majority of the Company’s Board of Directors, including a majority of the Disinterested Directors, if any (or in the event there is only one Disinterested Director, by such Disinterested Director).

For purposes of this Section 4.12(a), the sale of multiple indefeasible rights of use to the same customer in successive years shall not be considered a series of related transactions.

(b) The restrictions set forth in Section 4.12(a) shall not apply to:

(1) customary directors’ fees, indemnification, expense reimbursement and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees, so long as the Board of Directors of the Company or Restricted Subsidiaries, as appropriate, has approved the terms thereof in good faith and deemed the services theretofore or thereafter to be performed for such compensation or payments to be fair consideration therefor;

(2) any dividend or distribution (whether made in cash, securities or other property) with respect to any of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the extent not prohibited by Section 4.10 hereof;

(3) agreements and arrangements existing on the Issue Date (including, without limitation, the transactions contemplated under such agreements and arrangements) and any amendment, modification or supplement thereto, provided that any such amendment, modification or supplement to the terms thereof is not more disadvantageous to the Holders of the Notes and to the Company and the Restricted Subsidiaries, as applicable, in any material respect than the original agreement or arrangement as in effect on the Issue Date and provided, further, that such amendment or modification is (x) on a basis substantially similar to or more preferable to the Company or such Restricted Subsidiary than that which would be conducted in an arm’s-length transaction with third parties who are not Affiliates and (y) in the case of any transaction having a Fair Market Value of greater than $25.0 million, approved by the Company’s Board of Directors (including a majority of the Disinterested Directors);

(4) any payments or other transactions pursuant to a tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(5) the issuance of securities pursuant to, or for the purpose of the funding of, employment arrangements, stock options, and stock ownership plans, as long as the terms thereof are or have been previously approved by the Company’s Board of Directors;

(6) the granting and performance of registration rights for the Company’s securities;

(7) (a) transactions with Affiliates in their capacity as holders of Debt or Capital Stock of the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Debt or Capital Stock generally, and (b) transactions with Affiliates in their capacity as borrowers of Debt from the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Debt generally; and

(8) transactions between or among the Company and the Restricted Subsidiaries or between or among Restricted Subsidiaries.

Section 4.13. Limitations on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind or assign or otherwise convey any right to receive any income, profits or proceeds on or with respect to any of the Company’s or any Restricted Subsidiary’s property or assets, including any shares or stock or Debt of any Restricted Subsidiary, whether owned at or acquired after the Issue Date, or any income, profits or proceeds therefrom, unless the Company’s obligations in respect of the Notes, the obligations of the Guarantors under the Guarantees, and all other amounts due under this Indenture are equally and ratably secured with the obligation or liability secured by such Permitted Lien. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Permitted Lien.

Section 4.14. Limitation on Sale of Certain Assets.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the consideration the Company or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold;

(2) at least 75% of the consideration the Company or such Restricted Subsidiary receives in respect of such Asset Sale consists of:

(i) cash (including any Net Cash Proceeds received from the conversion within 60 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(ii) Cash Equivalents;

(iii) the assumption by the purchaser of (x) the Company’s or any Guarantor’s Debt (other than Subordinated Debt) or Debt of any other Restricted Subsidiary as a result of which neither the Company nor any of the Restricted Subsidiaries remains obligated in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale;

(iv) Replacement Assets; or

(v) a combination of the consideration specified in Sections 4.14(a)(2)(i) through (a)(2)(iv) hereof; and

(3) the Company delivers an Officer’s Certificate to the Trustee certifying that such Asset Sale complies with the provisions described in Sections 4.14(a)(1) and (a)(2) hereof.

(b) If the Company or any Restricted Subsidiary consummates an Asset Sale, the Net Cash Proceeds of the Asset Sale, within 360 days after the consummation of such Asset Sale, may be used by the Company or any Restricted Subsidiary to:

(i) invest in any Replacement Assets,

(ii) repurchase Notes in accordance with Section 3.07 and Section 3.08 hereof,

(iii) permanently repay or prepay any then outstanding Debt of the Company or a Guarantor (other than Subordinated Debt) or any Restricted Subsidiary (and to effect a corresponding commitment reduction if such Debt is revolving credit borrowings) owing to a Person other than the Company or a Restricted Subsidiary, or

(iv) in the case of an Asset Sale by CNL-CWC Networks Inc., to declare or pay any dividend on or make any distribution to all holders of Capital Stock of CNL-CWC Networks Inc. (so long as it remains a Restricted Subsidiary) on a pro rata basis; provided that any proceeds so distributed to the Company or any Restricted Subsidiary shall be used in accordance with another clause of this sentence or shall constitute Excess Proceeds (as defined in Section 4.14(c) below), or

(v) any combination of the foregoing.

(c) The amount of such Net Cash Proceeds not so used as set forth in Section 4.14(b) shall constitute “Excess Proceeds.” Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture.

(d) When the aggregate amount of Excess Proceeds exceeds the greater of $40.0 million and 2.5% of Total Assets, the Company shall, within 15 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) from all Holders of Notes and from the holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis and subject to the procedures of DTC, in accordance with the procedures set forth in this Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt shall be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case accrued and unpaid interest, if any, to the date of purchase.

(e) To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the aggregate amount of Excess Proceeds, the Company may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for general corporate purposes that are not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by Holders thereof, or holders of such Pari Passu Debt, as the case may be, exceeds the aggregate amount of Excess Proceeds, the Notes and any such Pari Passu Debt to be purchased will be selected and purchased by the Company on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each holder). Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

(f) If the Company is obligated to make an Excess Proceeds Offer, the Company shall purchase the Notes, at the option of the Holders thereof, in whole or in part in minimum amounts of $200,000 and integral multiples of $1,000 above such amount, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such Holders (with a copy to the Trustee), or such later date as may be required under the Exchange Act.

(g) If the Company is required to make an Excess Proceeds Offer, the Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations, including any securities laws of Barbados and the requirements of any applicable securities exchange on which Notes are then listed. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached the obligations described in this Section 4.14 by virtue thereof.

Section 4.15. Limitation on Sale and Leaseback Transactions.

(a) The Company shall not enter into any sale and leaseback transaction with respect to any property or assets (whether now owned or hereafter acquired), unless:

(1) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section 4.14 hereof, including the provisions concerning the application of Net Cash Proceeds (treating all of the consideration received in such sale and leaseback transaction as Net Cash Proceeds for the purposes of Section 4.14 hereof);

(2) the Company would be permitted to incur Debt under Section 4.09(a) hereof in the amount of the Attributable Debt incurred in respect of such sale and leaseback transaction;

(3) the Company would be permitted to grant a Lien to secure Debt under Section 4.13 hereof in the amount of the Attributable Debt in respect of such sale and leaseback transaction; and

(4) in the case of any sale and leaseback transaction having a Fair Market Value greater than $20.0 million, the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined by the Company’s Board of Directors and set out in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction.

Section 4.16. Limitation on Guarantees of Debt by Restricted Subsidiaries.

(a) The Company shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company (other than the Notes) or any Guarantor, unless:

(1) (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary pursuant to the terms of this Indenture and (ii) with respect to any guarantee of Subordinated Debt by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to the Notes at least to the same extent as such Subordinated Debt is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

(b) The provisions of Section 4.16(a) hereof shall not be applicable to any guarantees of any Guarantor that existed at the time such Person became a Restricted Subsidiary if the guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(c) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to Section 4.16(a) hereof may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person who is not the Company’s Affiliate, of all of the Capital Stock owned by the Company and its other Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture); or

(2) (with respect to any Guarantee created after the Issue Date) the release by the holders of the Company’s or the Guarantor’s Debt described in Section 4.16(a) hereof, of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee), at a time when:

(i) no other Debt of the Company or any Guarantor has been guaranteed by such Restricted Subsidiary; or

(ii) the holders of all such other Debt that is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee); or

(3) the release of the Guarantees on the terms and conditions and in the circumstances described in Section 10.04 hereof.

Section 4.17.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(2) pay any Debt owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any other Restricted Subsidiary; or

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of Section 4.17(a) hereof will not apply to:

(1) encumbrances and restrictions imposed pursuant to any agreement in effect at or entered into on the Issue Date, including, without limitation the Notes, this Indenture, the Guarantees and any related documentation, in each case, as in effect on the Issue Date;

(2) any customary encumbrances or restrictions created under any agreements with respect to Debt of the Company or any Restricted Subsidiary permitted to be incurred subsequent the Issue Date pursuant to the provisions of Section 4.09 hereof; including encumbrances or restrictions imposed by Debt permitted to be incurred under Credit Facilities or any guarantees thereof in accordance with such covenant (including restrictions that no dividends shall be paid by a Restricted Subsidiary to the Company while a default or event of default has occurred and is continuing); provided that such agreements do not prohibit the payment of interest with respect to the Notes or the Guarantees absent a default or event of default under such agreement;

(3) with respect to restrictions or encumbrances referred to in Section 4.17(a)(4) hereof, encumbrances and restrictions: (i) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Company or any Restricted Subsidiary is a party; and (ii) contained in operating leases for real property and restricting only the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;

(4) encumbrances or restrictions contained in any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by Section 4.14 hereof with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Company’s Subsidiaries by another Person;

(6) encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

(7) any encumbrances or restrictions existing under any agreement that extends, renews, amends, modifies, restates, supplements, refunds, refinances or replaces the agreements containing the encumbrances or restrictions in Sections 4.17(b)(1) and (b)(2) hereof; provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Holders of the Notes than those under or pursuant to the agreement so extended, renewed, amended, modified, restated, supplemented, refunded, refinanced or replaced;

(8) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(9) customary limitations on the distribution or disposition of assets or property in joint venture agreements entered into the ordinary course of business and in good faith; provided that such encumbrance or restriction is applicable only to such

Restricted Subsidiary and provided that the Company determines that (i) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable agreements; and (ii) any such encumbrance or restriction will not materially affect the ability of the Company or any Guarantor to make any anticipated principal or interest payments on the Notes;

(10) in the case of Section 4.17(a)(4) hereof, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business;

(11) encumbrances or restrictions existing under Subordinated Shareholder Loans; provided that the Company determines that (i) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable agreements and (ii) any such encumbrance or restriction will not materially adversely affect the ability of the Company or any Guarantor to make any anticipated principal or interest payments on the Notes; or

(12) any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements.

Section 4.18. Limitation on Designation of Unrestricted and Restricted Subsidiaries.

(a) The Company’s Board of Directors may designate any Subsidiary (including newly acquired or newly established Subsidiaries) to be an “Unrestricted Subsidiary” only if:

(1) no Default has occurred and is continuing at the time of or after giving effect to such designation;

(2) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of designation (assuming the effectiveness of such designation) pursuant to Section 4.10(b) hereof in an amount equal to the greater of (i) the net book value of the Company’s interest in such Subsidiary calculated in accordance with IFRS or (ii) the Fair Market Value of the Company’s interest in such Subsidiary;

(3) the Company would be permitted under this Indenture to incur $1.00 of additional Debt pursuant to Section 4.09(a) hereof at the time of such designation (assuming the effectiveness of such designation);

(4) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary unless the terms of such contract, arrangement, understanding or obligation comply with Section 4.12 hereof had such Subsidiary been an Unrestricted Subsidiary at the entering into or incurring the same;

(5) such Subsidiary does not own any Capital Stock, Redeemable Capital Stock or Debt of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any other Restricted Subsidiary;

(6) such Subsidiary is not liable, directly or indirectly, with respect to any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any of the Company’s Debt or Debt of any Restricted Subsidiary, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes;

(7) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(8) such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation to:

(i) subscribe for additional Capital Stock of such Person; or

(ii) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

In the event of any such designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.10 hereof for all purposes of this Indenture in an amount equal to the greater of (i) the net book value of the Company’s interest in such Subsidiary calculated in accordance with IFRS or (ii) the Fair Market Value of the Company’s interest in such Subsidiary.

(b) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall at any time:

(1) provide a guarantee of, or similar credit support to, any Debt of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Debt); provided that the Company may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledge has no claim whatsoever against the Company other than to obtain such pledged property, except to the extent permitted under Sections 4.10 and 4.12 hereof;

(2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary, except to the extent permitted under Sections 4.10 and 4.12 hereof; or

(3) be directly or indirectly liable for any other Debt that provides that the holder thereof to (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Debt that is Debt of an Unrestricted Subsidiary (including any corresponding right to take Enforcement Action against such Unrestricted Subsidiary).

(c) The Company’s Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

(1) no Default or Event of Default has occurred and is continuing at the time of or will occur and be continuing after giving effect to such designation; and

(2) unless such designated Subsidiary shall not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, and after giving pro forma effect to the incurrence of any such Debt of such designated Subsidiary as if such Debt was incurred on the date of the designation, the Company could incur $1.00 of additional Debt pursuant to Section 4.09(a) hereof.

Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Company’s Board of Directors will be evidenced to the Trustee by filing a resolution of the Company’s Board of Directors with the Trustee giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation. Any such filing with the Trustee must occur within 45 days after the end of the Company’s fiscal quarter in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

Section 4.19. Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantees unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20. Currency Indemnity.

The Company and each Guarantor shall pay all sums payable under this Indenture or the Notes solely in dollars. Any amount that a Holder or the Trustee (each, a “Payee”) of Notes receives or recovers in a currency other than dollars in respect of any sum expressed to be due to it from the Company or any Guarantor will only constitute a discharge of the Notes to the extent of the dollar amount which such Payee is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which such Payee is able to do so. If the dollar amount is less than the dollar amount expressed to be due to such Payee under any Note, the Company and the Guarantors shall jointly and severally indemnify such Payee against any loss it sustains as a result. In any event, the Company and the Guarantors will jointly and severally indemnify such Payee against the cost of making any purchase of dollars. For the purposes of this Section 4.20, it will be sufficient for such Payee to certify in a satisfactory manner that such Payee would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which such Payee was able to do so. In addition, such Payee shall also be required to certify in a satisfactory manner the need for a change of the purchase date.

Section 4.21. Further Assurances.

Upon exercise by the Trustee or any holder of any power, right, privilege or remedy under this Indenture which requires consent, approval, recording, qualification or authorization of any governmental authority, upon request, the Company will, and will cause each other Guarantor to, execute and deliver all applications, certifications, instruments and other documents and papers that may reasonably be required from the Company or any of other Guarantor for such governmental consent, approval, recording, qualification or authorization.

Section 4.22. Additional Amounts.

(a) All payments that the Company makes under or with respect to the Notes or that the Guarantors make under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of (1) Barbados or any political subdivision or governmental authority thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes or the relevant Guarantee is made on behalf of the Company or any Guarantor, or any political subdivision or governmental authority thereof or therein having the power to tax, or (3) any other jurisdiction in which the Company or any Guarantor is organized or resident, or any political or governmental authority thereof or therein having the power to tax (each of clauses (1), (2) and (3), a “Relevant Taxing Jurisdiction”), unless the Company or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Company or a Guarantor is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Company or the Guarantor, as the case may be, shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the Notes after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

(b) Neither the Company nor any Guarantor will, however, pay Additional Amounts to a Holder or Beneficial Owner of a Note:

(1) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the Holder’s or Beneficial Owner’s present or former connection with the Relevant Taxing Jurisdiction (other than the acquisition, ownership, holding or disposition of a Note or by reason of the receipt of payments thereunder or under any Guarantee or the exercise or enforcement of rights under any Notes or this Indenture or under any Guarantee);

(2) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the Holder or Beneficial Owner of Notes, following the Company’s written request addressed to the Holder given at least 30 days before any such withholding or deduction is to be made, to the extent such Holder or Beneficial Owner is legally entitled to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or Beneficial Owner is not resident in the Relevant Taxing Jurisdiction); provided such compliance is not materially more onerous, in form, in procedure or in substance of information disclosed, to such Holder or Beneficial Owner than the information or other reporting requirements under United States federal tax law, regulation and administrative practice (including, but not limited to, Internal Revenue Service Forms W-8 or W-9);

(3) with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar Taxes;

(4) if such Holder is a fiduciary or partnership or Person other than the sole Beneficial Owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had such Holder been the beneficiary, partner or sole Beneficial Owner, as the case may be, of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or sole Beneficial Owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole Beneficial Owner);

(5) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(6) with respect to any withholding or deduction that is imposed on a payment to an individual and that is required to made pursuant to the European Council Directive on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to such directive (the “EU Savings Tax Directive”) or is required to be made pursuant to the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive (the “EU Swiss Savings Tax Agreement”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement;

(7) any Taxes that are payable otherwise than by deduction or withholding from payments on, or in respect of, the applicable Note or Guarantee; and

(8) with respect to any combination of the items listed above.

(c) The Company and the Guarantors will (1) make such withholding or deduction required by applicable law and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company and the Guarantors will obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Company and the Guarantors will provide to the Trustee either a certified copy of tax receipts evidencing such payment or, if such tax receipts are not reasonably available to the Company or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Company or such Guarantor.

(d) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or the Guarantors shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Company shall deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Company and the Guarantors shall promptly publish a notice in accordance with Section 13.01 stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

(e) The Company and the Guarantors, jointly and severally, shall indemnify and hold harmless the Holders of Notes, and, upon written request of any Holder of Notes, reimburse such Holder for the amount of (1) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder in connection with payments made under or with respect to the Notes held by such Holder or any Guarantees; and (2) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (1) or this clause (2), so that the net amount received by such Holder after such reimbursement shall not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (1) and/or (2) had not been imposed; provided, however, that the indemnification obligation provided for in this Section 4.22(e) shall not extend to Taxes imposed for which the eligible Holder of the Notes would not have been eligible to receive payment of Additional Amounts hereunder or to the extent such Holder received Additional Amounts with respect to such payments.

(f) The Company and the Guarantors shall pay any present or future stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, registration or delivery of the Notes or any Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes or any Guarantee and/or any other such document or instrument.

(g) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 4.22(g) shall survive the termination of this Indenture.

(h) The provisions of this Section 4.22 shall survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to the Company or any Guarantor and to any jurisdiction in which such successor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Section 4.23. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs at any time, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes (with a copy to the Trustee) to purchase such Holder’s Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant regular record dates that are prior to the Change of Control Purchase Date to receive interest due on an interest payment date). Purchases made under a Change of Control Offer shall also be subject to the other procedures set forth in this Indenture.

(b) Within 30 days following any Change of Control, the Company shall:

(1) for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such exchange so require, publish a notice of the Change of Control Offer as described in Section 13.01 below; and

(2) deliver notice of the Change of Control Offer, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register, which notice shall state:

(i) that a Change of Control has occurred, and the date it occurred;

(ii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, applicable information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control);

(iii) the Change of Control Purchase Price and the Change of Control Purchase Date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

(iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(v) that any Note (or part thereof) not tendered will continue to accrue interest; and

(vi) any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c) To the extent funded by the Company, the Paying Agent shall promptly pay to each Holder of Notes so accepted the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and deliver a new Note or Notes equal in principal amount to any unpurchased portion of Notes surrendered, if any, to the Holder of Notes in global form or to each Holder of certificated Notes; provided that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 above such amount. The Company will publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(d) The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer at a tender offer purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any. The Change of Control provisions described in this Section 4.23 shall be applicable whether or not any other provisions of this Indenture are applicable.

(e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue of such conflict.

Section 4.24. Listing

In the event that the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company will use its commercially reasonable efforts to maintain such listing; provided, that if such listing of the Notes shall be obtained and it subsequently becomes impracticable or unduly burdensome, in the good faith determination of the Company, to maintain, due to changes in listing requirements occurring subsequent to the Issue Date, the

Company may de-list the Notes from the Luxembourg Stock Exchange; and, in the event of any such de-listing, the Company shall use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, exchange or system within or outside the European Union as it may reasonably decide, provided, that if such alternative admission is not available or is, in the Company’s reasonable opinion, unduly burdensome, the Company shall have no further obligation in respect of any listing of the Notes.

ARTICLE 5

SUCCESSORS

Section 5.01. Consolidation, Merger and Sale of Assets.

(a) The Company shall not, in a single transaction or through a series of transactions, consolidate or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the Company’s Board of Directors or shareholders with respect to a demerger or division pursuant to which the Company would dispose of, all or substantially all of the Company’s properties and assets to any other Person or Persons and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons. The foregoing shall not apply if:

(1) at the time of, and immediately after giving effect to, any such transaction or series of transactions, either (A) the Company will be the continuing corporation or (B) the Person (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis has been made (the “Surviving Entity”):

(i) shall be a corporation duly incorporated and validly existing under the laws of Bermuda, Cayman Islands, Barbados, Trinidad & Tobago or the United States of America, any state thereof, or the District of Columbia; and

(ii) shall expressly assume, by a supplemental indenture in form satisfactory to the trustee, the Company’s obligations under the Notes and this Indenture, and the Notes and this Indenture will remain in full force and effect as so supplemented;

(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred by the Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter fiscal period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Debt pursuant to Section 4.09(a) hereof;

(4) any Guarantor, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s obligations under this Indenture and the Notes;

(5) any of the Company’s or any Restricted Subsidiary’s property or assets would thereupon become subject to any Lien, the provisions of Section 4.13 hereof are complied with; and

(6) the Company or the Surviving Entity will have delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officer’s Certificate (attaching the computations to demonstrate compliance with Sections 5.01(a)(2) and (a)(3) hereof) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that this Indenture and the Notes constitute legal, valid and binding obligations of the continuing person, enforceable in accordance with their terms.

(b) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.14 hereof) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made will be a corporation duly incorporated and validly existing under the laws Bermuda, Cayman Islands, Barbados, Trinidad & Tobago or the United States of America, any state thereof, or the District of Columbia;

(2) the entity expressly assumes by a supplemental indenture in form satisfactory to the Trustee all of the obligations of the Guarantor under the Guarantee, and this Indenture and the Guarantee and this Indenture will remain in full force and effect as so supplemented;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(2) and (a)(3) hereof.

(c) Nothing in this Indenture will prevent (i) any Wholly Owned Restricted Subsidiary that is not a Guarantor from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Company or any other Wholly Owned Restricted Subsidiary or (ii) any Guarantor from merging into or transferring all or part of its properties and assets to the Company or another Guarantor.

(d) The Company shall promptly publish a notice of any consolidation, merger or sale of assets described above in accordance with the provisions of Section 13.01 hereof.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or any Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Surviving Entity or Guarantor formed by such consolidation or into or with which the Company or such Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, in the case of the Company the provisions of this Indenture referring to the “Company” shall refer instead to the Surviving Entity or Guarantor and not to the Company and in the case of a Guarantor the provisions of this Indenture referring to any “Guarantor” shall instead refer to such successor Person and not such Guarantor), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company or a Guarantor, as applicable, herein; provided, that, in the case of a lease of all or substantially all of the Company’s assets the Company shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following shall be an “Event of Default”:

(1) default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

(2) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3) failure to comply with the provisions of Section 5.01 hereof;

(4) failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.14 hereof;

(5) failure to make or consummate a Change of Control Offer or pay the Change of Control Purchase Price when due, in accordance with the provisions of Section 4.23 hereof;

(6) failure to comply with any covenant or agreement of the Company or of any Restricted Subsidiary described under Article 4 above (other than as specified in Sections 6.01(a)(1), (a)(2), (a)(3), (a)(4) or (a)(5) hereof) and such failure continues for a period of 30 days or more after the written notice specified in Section 6.02(a);

(7) failure to comply with any other covenant or agreement of the Company or of any Restricted Subsidiary in the Notes, this Indenture or any Guarantees and such failure continues for a period of 60 days or more after the written notice specified in Section 6.02(a);

(8) default under the terms of any instrument evidencing or securing the Debt of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount in excess of $50.0 million individually or in the aggregate, if that default: (x) results in the acceleration of the payment of such Debt or (y) is caused by the failure to pay such Debt at final maturity thereof after giving effect to the expiration of any applicable grace periods and other than by regularly scheduled required prepayment and such failure to make any payment has not been waived or the maturity of such Debt has not been extended, and in either case the total amount of such Debt unpaid or accelerated exceeds $50.0 million or its equivalent at the time;

(9) any Guarantee ceases to be, or shall be asserted in writing by any Guarantor, or any Person acting on behalf of any Guarantor, not to be in full force and effect or enforceable in accordance with its terms (other than as provided for in this Indenture or any Guarantee);

(10) one or more final judgments, orders or decrees (not subject to appeal and not covered by insurance) rendered against the Company, any Guarantor or any Significant Subsidiary, either individually or in an aggregate amount, in each case in excess of $50.0 million, and either a creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree was not (by reason of pending appeal or otherwise) in effect; and

(11) the occurrence of a Bankruptcy Law Event of Default with respect to the Company, any Guarantor or any Significant Subsidiary;

Section 6.02. Acceleration.

(a) If an Event of Default (other than as specified in Section 6.01(a)(11) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable.

(b) If an Event of Default specified in Section 6.01(a)(11) hereof occurs and is continuing, then the principal of, premium, if any, any Additional Amounts, and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

(c) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest and Additional Amounts on all Notes then outstanding;

(ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

(iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

(a) The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past defaults under this Indenture, except a default:

(1) in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note; or

(2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

Section 6.05. Limitation on Suits.

No Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request, and offered indemnity or security, satisfactory to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.06. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.07. Notice of Default.

(a) If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee has been notified in writing of such Default or Event of Default, the Trustee shall deliver to each Holder of the Notes notice of the Default or Event of Default within

15 Business Days after it has been notified in writing of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (a)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee and its respective agents and attorneys for amounts due under Section 7.05 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.05 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12. Waiver of Stay or Extension Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any such power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document but will examine the documents to determine if they conform to the requirements of this Indenture.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(i) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances. In the event the Trustee is unable to perform its duties, it shall provide notice to the Company.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default from the Company or any Holder.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. All amounts set forth in the separate fee letter entered into prior to the date hereof are deemed reasonable. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.05) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.05 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.05, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law Event.

(f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.06. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.06.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.08 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law Event;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.08 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.05 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.06, the Company’s obligations under Section 7.05 hereof will continue for the benefit of the retiring Trustee.

Section 7.07. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee; provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee of to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.08. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate and at any time prior to the Stated Maturity, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(2) the Company’s obligations to issue temporary Notes, register, transfer or exchange any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

(b) Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.08 through 4.18, 4.23, and 4.24 Sections 5.01(a)(3) and 5.01(b)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(10) hereof will not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

(a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the Holders of the Notes, cash in dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, without any reinvestment, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must (i) specify in an Officer’s Certificate whether the Notes are being defeased to maturity or to a particular redemption date; and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of such principal, premium, if any, and interest;

(2) in the case of Legal Defeasance, the Company must have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that:

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as bankruptcy or Bankruptcy Law Event of Default described in Section 6.01(a)(11) hereof is concerned, at any time during the period ending on the 123rd day (or, if longer, the applicable preference or “suspect” period in such country) after the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined herein and for purposes of the TIA with respect to any of the Company’s securities;

(6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), this Indenture or any material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(7) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(8) the Company must deliver to the Trustee an Opinion of Counsel in the country of the Company’s incorporation to the effect that after the 123rd day (or, if longer, the applicable preference or “suspect” period in such country) following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and an Opinion of Counsel reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the Holders of the Notes

(9) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others, or removing assets beyond the reach of the relevant creditors or increasing debts of the Company to the detriment of the relevant creditors;

(10) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 123rd day (or, if longer, the applicable preference or “suspect” period in such country) after the date of such deposit; and

(11) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(b) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Company and the Guarantors shall remain liable for such payments.

Section 8.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Subject to any applicable unclaimed property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause a notice to such effect to be published once (i) in a leading newspaper having general circulation in London (which may be Financial Times) and in New York (which may be The Wall Street Journal); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency; and (iii) if at the time of such notice the Notes are listed on any securities exchange and the rules of such exchange so require, published in accordance with the rules of such exchange.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

(a) Without the consent of any Holder of the Notes, the Company, the Guarantors and the Trustee may modify, amend or supplement this Indenture, the Notes and the Guarantees:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants in this Indenture and in the Notes in accordance with Article 5 hereof;

(2) to add to the Company’s covenants and those of any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantees;

(3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantees that may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantees or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantees; provided that, in each case, such provisions shall not adversely affect the interests of the Holders of the Notes;

(4) to release any Guarantor in accordance with and if permitted by the terms of and limitations set forth in this Indenture to add a Guarantor or other guarantor under this Indenture;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6) to make any other change that does not adversely affect the rights of any Holder of the Notes;

(7) to evidence and provide for the acceptance of a successor Trustee under this Indenture;

(8) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9) to conform the text of this Indenture, the Notes and the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of this Indenture, the Notes or the Guarantees;

(10) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property, or assets; and

(11) to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in this Indenture.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture (as determined by the Company) and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

(a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement this Indenture; provided that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note;

(2) reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of or change the time for payment of interest on any Note;

(3) change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;

(4) impair the right to institute suit for the enforcement of any payment on any Notes;

(5) amend, change or modify the obligation to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 4.14 hereof or the obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.23 hereof, including, in each case, amending, changing or modifying any definition relating thereto;

(6) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of this Indenture;

(7) modify any of the provisions relating to supplemental indentures requiring the consent of Holders of the Notes or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(8) except as otherwise permitted under Section 5.01 hereof, consent to the assignment or transfer by the Company of any of the Company’s rights or obligations under this Indenture;

(9) release any Guarantees except in compliance with the terms of this Indenture;

(10) make any change to any provisions of this Indenture affecting the ranking or subordination provisions of the Notes or the Guarantees, in each case in a manner that adversely affects the rights of the Holders of the Notes (for the avoidance of doubt, a change to Section 4.13 and Section 4.15 does not adversely affect the ranking of the Notes); or

(11) make any change in the provisions of this Indenture described under Section 4.22 hereof that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Company or the Guarantors agree to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

Section 9.03. Supplemental Indenture.

(a) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of

Notes as aforesaid, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(b) It is not necessary for the consent of the Holders of Notes under this Section 9.03 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(c) After an amendment, supplement or waiver under this Section 9.03 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.06 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Guarantees.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture and Note authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture or Note the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture or Note is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantees.

(a) Subject Articles 10 and 11, each of the Guarantors, jointly and severally, hereby fully and unconditionally, on an unsecured basis, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity of the Notes, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Subject to Articles 10 and 11, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02. Subrogation.

Each Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid to such Holders by the Guarantors pursuant to the provisions of its Guarantee.

Section 10.03. Execution and Delivery of Guarantee.

(a) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(b) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

(c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04. Releases.

(a) A Guarantee shall be automatically and unconditionally released:

(1) in connection with any sale or disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.14 hereof;

(2) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.18 hereof; or

(3) upon Legal Defeasance in accordance with Article 8 hereto or satisfaction and discharge of this Indenture in accordance Article 12.

(b) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.04 shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Section 10.05. Limitation of Guarantees.

Notwithstanding any other provision of this Indenture, the obligations of each Guarantor under its Guarantee shall be limited under the relevant laws applicable to such Guarantor and the granting of such Guarantees (including laws relating to corporate benefit, capital preservation, financial assistance, fraudulent conveyances and transfers or transactions under value) to the maximum amount payable such that such Guarantees shall not constitute a fraudulent conveyance, fraudulent transfer, voidable preference, a transaction under value or unlawful financial assistance or otherwise cause the Guarantor to be insolvent under relevant law or such Guarantee to be void, unenforceable or ultra vires or cause the directors of such Guarantor to be held in breach of applicable corporate or commercial law providing for such Guarantee.

Section 10.06. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, at equity, by statute or otherwise.

Section 10.07. Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE 11

SUBORDINATION

Section 11.01. Subordination of the Guarantees

Each of the Guarantors agrees and each Holder by accepting a Note agrees, that all payments pursuant to the Notes and the Guarantees made by or on behalf of such Guarantors are subordinated to the extent and in the manner provided in this Article 11 to all existing and future obligations of the Guarantors under the Guarantor Priority Debt and that such subordination is for the benefit of and enforceable by the holders of the Guarantor Priority Debt. The Notes and each Guarantee shall in all respects rank senior in right of payment to any future Subordinated Debt of the Company and the Guarantors.

Section 11.02. Enforcement Standstills in Relation to the Guarantees

No Guarantee may become due, and neither the Holders of the Notes nor the Trustee may take any Enforcement Action against a Guarantor without the prior consent of the applicable Senior Agents unless:

(a) unless a Bankruptcy Law Event of Default under Section 6.01(a)(11) with respect to such Guarantor shall have occurred and be continuing; or

(b) a Default has occurred under Section 6.01(a); and

(1) the Holders of at least 25% of the outstanding principal amount of the Notes (with a copy to the Trustee) or the Trustee have notified the applicable Senior Agents; and

(2) a period of not less than 90 days (in the case of a payment Default) or 179 days (in the case of a non-payment Default) has passed from the date the applicable Senior Agents were notified of the Default (a “Standstill Period”); and

(3) at the end of the Standstill Period, the Default is continuing and has not been waived by the Holders of the Notes.

Section 11.03. Subordination on Insolvency

(a) In the event of any distribution to the creditors of a Guarantor:

(1) in a liquidation or dissolution of such Guarantor;

(2) in an insolvency, bankruptcy, reorganization, composition, receivership, administration, voluntary arrangement or similar proceeding relating to such Guarantor or its property;

(3) in an assignment for the benefit of the creditors of such Guarantor; or

(4) in any marshaling of such Guarantor’s assets and liabilities, the holders of Guarantor Priority Debt shall be paid in full in cash for all obligations in respect of such Guarantor Priority Debt (including interest after the commencement of any proceeding at the rate specified in the applicable Guarantor Priority Debt whether or not allowed or allowable in any such proceeding) before the Holders of Notes will be entitled to receive any payment (whether in cash, securities or other property) with respect to any Guarantee of such Guarantor (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust (if any) under Article 8 hereof, provided that no payment blockage under Section 11.04 hereof shall have been in effect at the time of the deposit of funds into such trust);

(b) In the event of any event mentioned in Section 11.03(a) above: (i) each Holder of the Notes irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments (other than Permitted Junior Securities and payments made from the trust (if any) described under Article 8) to the Senior Agents; and (ii) the Senior Agents are authorized to demand, sue for, collect, and receive every payment or distribution in respect of the Notes when due and owing and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Notes or any Enforcement Action) as they may deem necessary or advisable in their sole discretion.

(c) Upon written notice to the Trustee by the holders of Guarantor Priority Debt or a representative thereof, if any payment or distribution (whether in the form of cash, securities or other property) on account of the Notes and the Guarantees not permitted to be made by any Guarantor or accepted by the Trustee or a Holder of a Note under this Indenture or as a result of this Indenture, the Notes or the Guarantees, or any agreement or instrument executed in connection with this Indenture, the Notes and the Guarantees is made and received by or on behalf of the Trustee or such Holder of a Note, the full amount of such payment shall not be commingled with any of the assets of the Trustee or of such Holder of a Note, shall be held in trust by the Trustee or such Holder of a Note for the benefit of the holders or Senior Agents of the relevant Guarantor Priority Debt, as applicable, and shall be promptly paid over to the Senior Agent or any other proper representative of the holders of the relevant Guarantor Priority Debt for application to the payment of the Guarantor Priority Debt then remaining unpaid, until all of the Guarantor Priority Debt is paid in cash in full.

(d) Nothing in this Indenture shall be construed to impair or affect the obligations of the Guarantors to the holders of Guarantor Priority Debt to pay the Guarantor Priority Debt as and when such Guarantor Priority Debt shall become due and payable in accordance with its terms, or to impair or affect the obligations of the Guarantors or the rights and remedies of the holders of the relevant Guarantor Priority Debt against the Guarantors, as set forth in any agreement or instrument pursuant to which Guarantor Priority Debt is incurred or available pursuant to applicable law.

(e) All rights and interest of the holders of Guarantor Priority Debt shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any document evidencing the Guarantor Priority Debt; (ii) any change in the time, manner or place of payment of, or any other term of, all or any of the Guarantor Priority Debt, or any other amendment or waiver of or any release or consent to departure from any agreement or instrument pursuant to which Guarantor Priority Debt is incurred or available pursuant to applicable law; (iii) any exchange, release or non-perfection of any collateral for all or any of the Guarantor Priority Debt; (iv) any failure of any holder of Guarantor Priority Debt to assert any claim or to enforce any right or remedy against any other party; (v) any reduction, limitation, impairment or termination of the Guarantor Priority Debt for any reason (other than payment in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than the defense of payment in full) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guarantor Priority Debt; and (vi) any other circumstance which might otherwise constitute a defense (other than payment in full) available to, or a discharge of, any Guarantor in respect of the Guarantor Priority Debt or any Holder of the Notes.

(f) No right of any present or future holder of any Guarantor Priority Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act by any such holder of any Guarantor Priority Debt, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Indenture, the Notes or the Guarantees, or any agreement or instrument executed in connection with this Indenture, the Notes and the Guarantees, regardless of any knowledge thereof any holder of Guarantor Priority Debt may have or with which such holder of Guarantor Priority Debt may be otherwise charged. Without in any way limiting the generality of the foregoing, holders of Guarantor Priority Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the Trustee or the Holders of the Notes to the holders of Guarantor Priority Debt, do any one or more of the following:

(1) change the manner, place or terms of payment (including any change in the rate of interest) or extend the time of payment of, or amend, modify, renew or alter, or grant any waiver or release with respect to, or consent to any departure from, Guarantor Priority Debt;

(2) take or hold security for the payment of the Guarantor Priority Debt and exchange, enforce, foreclose upon, waive and release any such security;

(3) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Priority Debt and apply any such security and direct the order or manner of sale thereof as the holders of the Guarantor Priority Debt, in their sole discretion, may determine;

(4) release or substitute any Guarantor or any other Person liable in any manner for the collection of Guarantor Priority Debt;

(5) fail or delay in the perfection of Liens securing or purporting to secure the Guarantor Priority Debt;

(6) exercise or refrain from exercising any rights against any Guarantor, any of its Affiliates or Subsidiaries or any other Person; or

(7) apply any sums received from time to time to the Guarantor Priority Debt as the holders of the Guarantor Priority Debt, in their sole discretion, may determine.

(g) The Company, each Guarantor, each Holder, by its acceptance of Notes, and the Trustee hereby agree that the Senior Agents may demand specific performance of this Indenture with respect to any provision relating to the Guarantor Priority Debt. The Trustee is hereby authorized (without any further consent of the Holders of the Notes), on behalf of itself and the Holders of the Notes to waive, and hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agents.

(h) Each Guarantor, each Holder of a Note and the Trustee hereby waives to the fullest extent permitted by law:

(i) promptness, diligence, notice of acceptance or any other notice with respect to any expression of this Indenture relating to the Guarantor Priority Debt, any requirement that any holder of Guarantor Priority Debt secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take action against any Guarantor or any other Person or any collateral, any presentment for payment, notice of non-payment or nonperformance, demand, protest, notice of protest and notice of dishonor or default with respect to the Guarantor Priority Debt;

(ii) defenses to pay or perform based upon any of the Guarantor Priority Debt not being a valid and binding obligation of any Guarantor, enforceable in accordance with its terms (notwithstanding bankruptcy laws, insolvency laws and other laws affecting generally the protection of debtors or rights of creditors); and

(iii) any disability of a Guarantor or defense available to a Guarantor (other than payment in full) with respect to the Guarantor Priority Debt, including absence or cessation of liability for any reason whatsoever.

(i) Upon any payment or distribution, the Trustee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency proceeding described in Section 11.03(a) is pending for the purpose of ascertaining the Persons entitled to participate in any payment or distribution, the holders of Guarantor Priority Debt or any other Debt, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Section.

(j) If the Trustee or any Holder of a Note does not file a proper claim or proof of debt as shall be necessary in order to have the claims of the Trustee or such holder of a Note allowed in any insolvency proceeding described in Section 11.03(a) by or against any Guarantor or their respective property in the form required in any such insolvency proceeding, at least 30 days prior to the last day fixed by statute, court rule or court order for the filing of the expiration of such claim or proof of debt, then the Senior Agent is hereby irrevocably authorized and shall have the right (but not the obligation) to file an appropriate claim or proof of debt in such insolvency proceeding for and on behalf of the Trustee and such Holder of a Note (it being agreed that neither the Senior Agent nor any holders of the Guarantor Priority Debt shall have any liability to the Trustee or any such Holder of a Note in connection with any such filing). The Trustee and each Holder of a Note hereby unconditionally and irrevocably appoints, and each other holder of any Subordinated Debt, by its acceptance thereof, unconditionally and irrevocably appoints, the Senior Agent as attorney-in-fact for such Person for the purpose of (i) filing any such claim or proof of debt or other instrument of similar character in accordance with the foregoing and (ii) otherwise acting in any insolvency proceeding described in Section 11.03(a) in the capacity as such holder of a Note (but excluding the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the extent provided by applicable law. The Trustee, each Holder of a Note and each other holder of Subordinated Debt, by its acceptance thereof, agrees that it will execute and deliver such other and further powers of attorney or other documents as the Senior Agent or any holders of the Guarantor Priority Debt may reasonably request in order to accomplish the foregoing.

Section 11.04. Payment Blockage.

(a) A Guarantor may not make any payment in respect of its Guarantee (except in Permitted Junior Securities or from the trust (if any) described Article 8 provided that no payment blockage under this Section 11.04 shall have been in effect at the time of the deposit of funds into such trust) if:

(1) a payment default (whether at stated maturity, upon acceleration or otherwise) on Guarantor Priority Debt of such Guarantor has occurred and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any Guarantor Priority Debt of such Guarantor that permits the holders of that Guarantor Priority Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the holders of such Guarantor Priority Debt or a representative thereof.

(b) Payments on any such Guarantee of a Guarantor may and will be resumed:

(1) in the case of a payment default, when such default is cured or waived; or

(2) in the case of a non-payment default, upon the earlier of the date on which such non-payment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Guarantor Priority Debt has been accelerated.

(c) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 11.05. Intercreditor Arrangements.

(a) Each Guarantor and the Trustee will be authorized (without any further consent of the Holders of the Notes) to enter into any intercreditor agreement or deed in favor of the holders of Guarantor Priority Debt to give effect to the preceding subordination provisions of this Indenture described in this Article 11 as well as such other subordination provisions as are customary for a transaction of this nature (including among other matters, legends, waterfall provisions, and agreements to not contest the priority or security of the Guarantor Priority Debt). Such preceding subordination provisions shall constitute a continuing offer to all persons who become holders of or continue to hold Guarantor Priority Debt, and such provisions are made for the benefit of the holders of Guarantor Priority Debt and such holders shall be obligees under this Indenture and any one or more of them may enforce such subordination provisions.

(b) The subordination provisions may not be amended or modified in a manner adverse to the holders of any Guarantor Priority Debt without the written consent of such holders.

(c) Notwithstanding anything contained in this Indenture to the contrary, each Holder of a Note, by accepting such Note, shall be deemed to have:

(1) appointed and authorized the Trustee to give effect to such subordination provisions;

(2) authorized the Trustee to become a party to any future intercreditor arrangements described above;

(3) agreed to be bound by such subordination provisions (including, without limitation, standstill, payment blockage and specific performance provisions) and provisions of any future intercreditor arrangements described above that do not materially adversely affect the rights of Holders of the Notes; and

(4) irrevocably appointed the Trustee to act on its behalf to enter into and comply with such subordination provisions and the provisions of any future intercreditor arrangements described above.

Section 11.06. Applicability to the Trustee.

Nothing in this Article 11 shall apply to claims of, payments to or indemnities running to the Trustee under or pursuant to Section 7.05.

Section 11.07. Reinstatement of Agreement.

To the extent any payment of Guarantor Priority Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of set-off or otherwise) is rescinded, declared to be fraudulent or preferential, set aside, avoided or for any reason required to be paid to or recovered by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, the Guarantor Priority Debt or part thereof originally intended to be satisfied shall be deemed to be and shall be reinstated and outstanding as if such original payment has not occurred, and this Indenture shall be reinstated and continued in full force and effect.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes as expressly provided for in this Indenture) when:

(1) the Company has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose an amount in dollars or non-callable U.S. Government Obligations sufficient, in the opinion of an internationally recognized firm of independent public accountants, without reinvestment, to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be and the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of Notes at Maturity or on the redemption date, as the case may be and either:

(i) all the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name, and at the Company’s expense;

(2) the Company has paid or caused to be paid all sums payable by the Company under this Indenture; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that:

(i) all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied; and

(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

Section 12.02. Application of Trust Money.

(a) Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices.

(a) Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Columbus International Inc.

Suite 205-207 Dowell House Cr.

Roebuck & Palmetto Sts.

Bridgetown

Barbados, West Indies

Facsimile No.: (246) 228-5756

Attention: Chief Executive Officer

With a copy to:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Facsimile No.: (212) 336-2222

Attention: Herman Raspe, Esq.

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

Facsimile No.: (724) 540-6330

Attention: Corporate Trust Services – Global Americas

If to the Transfer Agent and Paying Agent in Luxembourg:

The Bank of New York Mellon (Luxembourg) S.A.

Corporate Trust Services

Vertigo Building-Polaris

2-4 Rue Eugene Ruppert

L-2453

Grand Duchy of Luxembourg

Facsimile No.: (352) 34-20-90-6035

Attention: International Corporate Trust

(b) The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) As long as Notes in global form are outstanding, notices to be given to Holders will be given to the Depositary and applicable clearing systems, in accordance with their applicable policies as in effect from time to time.

(d) Any notice or communication to a Holder of certificated Notes shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to the respective addresses of the Holders of such Notes as they appear in the register maintained by the Registrar. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given when mailed, whether or not the addressee receives it.

(e) For so long as any notes are listed on the Luxembourg Stock Exchange and in accordance with the rules and regulations of the Luxembourg Stock Exchange, the Company will publish all notices to holders on the website of the Luxembourg Stock Exchange www.bourse.lu).

(f) Failure to send or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(g) If the Company mails, sends or files a notice, filing, report or communication to Holders, it will deliver a copy to the Trustee at the same time.

(h) The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person delivering the unsecured facsimile or email transmission in which the instructions or direction, are contained is, in fact, authorized to deliver such unsecured facsimile or email transmission does not constitute negligence or willful misconduct.

Section 13.02. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.03. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04. Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06. No Personal Liability of Directors, Officers, Employees and Shareholders.

No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.07. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 13.08. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Article 11 hereof.

Section 13.10. Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.11. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.12. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13. Waiver of Immunity.

To the extent that the Company or any of the Guarantors may be or become entitled to claim for itself or its property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), pursuant to this Indenture each of the Company and the Guarantors hereby irrevocably agrees not to claim, and hereby irrevocably waives such immunity with respect to its obligations under this Indenture.

Section 13.14. Submission to Jurisdiction; Service of Process.

(a) Any legal action or proceeding with respect to this Indenture or the Notes, or the transactions contemplated hereby, or for recognition or enforcement of any judgment, may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and any court of appeals with respect to any such court, and, by execution and delivery of this Indenture, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company and each of the Guarantors hereby further (i) irrevocably waives, to the fullest extent it may legally and effectively do so, any claim that any such courts lack personal jurisdiction over the Company or any of the Guarantors, and agrees not to plead or claim, in any legal action or proceeding with respect to this Indenture or the Notes or the Guarantees brought in any of the aforementioned courts, that such courts lack personal jurisdiction over the Company or any of the Guarantors, (ii) irrevocably waives, to the fullest extent permitted by law, any defense of forum non conveniens in any legal action or proceeding with respect to this Indenture, the Notes or the Guarantees brought in any of the aforementioned courts and (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Company and each of the Guarantors hereby irrevocably designates, appoints and empowers CT Corporation System, 111 Eighth Avenue, New York, NY 10011] (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Indenture, the Notes or the Guarantees. The Company and each of the Guarantors hereby represents and warrants that the Process Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each of the Guarantors agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Process Agent shall be deemed, in every respect, effective service of process upon the Company and each of the Guarantors. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Company or any of the Guarantors, as applicable, in care of the Process Agent at the Process Agent’s above address, and the Company and each of the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Company and each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the Company or any of the Guarantors, as applicable, at its address specified in Section 13.01 hereof. The Company shall notify the Trustee in writing of any change in the Process Agent.

(c) Nothing contained in this Section 13.14 shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or any of the Guarantors in any other jurisdiction.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase dollars with such other currency at the spot rate of exchange quoted by the Trustee at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of dollars, for delivery two Business Days thereafter.

(e) The Trustee shall have full power to appeal to a court of applicable jurisdiction to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Indenture as it affects the Trustee and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Trustee) shall be conclusive and shall bind the parties to this Indenture.

Section 13.15. Waiver of Trial by Jury

EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.16. PATRIOT ACT

The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Signatures on following pages]

Dated as of March 31, 2014

Columbus International Inc.

By:

Brendan Paddick
president and chief executive officer

Columbus Jamaica Holdings (Barbados) Inc.

By:

Brendan Paddick
Director

Cable Jamaica (Barbados) Limited

By:

Brendan Paddick
president and chief executive officer

Columbus Capital (Barbados) Limited

By:

Brendan Paddick
president and chief executive officer

Columbus Communications Jamaica Limited

By:

Brendan Paddick
chairman and chief executive officer

(Indenture)

Chartfield Development Company Limited

By:

Brendan Paddick
chairman and chief executive officer

Columbus Curacao (Barbados) Inc.

By:

Brendan Paddick
director

Caribbean Data Centers (Barbados) Inc.

By:

Brendan Paddick
president and chief executive officer

Columbus TTNW Holdings Inc.

By:

Brendan Paddick
president and chief executive officer

Columbus Networks Limited

By:

Brendan Paddick
president and chief executive officer

ARCOS-1 USA, Inc.

By:

Brendan Paddick
chief executive officer

(Indenture)

Columbus Networks USA, Inc.

By:

Brendan Paddick
chief executive officer

A. SUR NET, Inc.

By:

Brendan Paddick
chief executive officer

Columbus Networks Telecommunications Services USA, Inc.

By:

Brendan Paddick
chief executive officer

Columbus Trinidad (Barbados) Inc.

By:

Brendan Paddick
president and chief executive officer

Columbus Communications Trinidad Limited

By:

Brendan Paddick
chairman

(Indenture)

Columbus Communications (Grenada) Limited

By:

Brendan Paddick
chairman

Columbus Telecommunications (Barbados) Limited

By:

Brendan Paddick
president

Wamco Technology Group Limited

By:

Brendan Paddick
president

Columbus Eastern Caribbean (Barbados)

By:

Brendan Paddick
president

(Indenture)

THE BANK OF NEW YORK MELLON
As Trustee

By:

Name:	John T. Needham, Jr.
Title:	Vice President

(Indenture)

THE BANK OF NEW YORK MELLON (LUXEMBOURG) N.A.
As Transfer Agent and Paying Agent in Luxembourg

By:

Name:	John T. Needham, Jr.
Title:	Attorney-in-fact

(Indenture)

EXHIBIT A

Form of Note

[Include the following Global Note Legend on all Global Notes:] THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include the following Private Placement Legend on all Rule 144A Global Notes:] THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) (A “QIB”), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE U.S. SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE U.S. SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE U.S. SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE U.S. SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE COMPANY.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH 2(F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE

PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

[Include the following Private Placement Legend on all Regulation S Global Notes:] THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON, EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE. THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

[Face of Note]

7.375% SENIOR NOTES DUE 2021

No.	Principal Amount U.S.$

If the Note is a Global Note include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto]

[If the Note is a Rule 144A
Global Note, insert: CUSIP NO.
199300 AB0 ISIN NO.
US199300AB04
COMMON CODE 104275761]

[If the Note is a Regulation S
Global Note, insert: CUSIP NO.
P2894N AC1 ISIN NO.
USP2894NAC13
COMMON CODE 104275770]

COLUMBUS INTERNATIONAL INC.

a Barbados Corporation, promises to pay to Cede & Co., or its registered assigns as the nominee for The Depository Trust Company, the principal sum of                                          DOLLARS [(or, in the event of adjustment in accordance with the within-mentioned Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto)]1 on March 30, 2021.

Interest Rate:	7.375%

Interest Payment Dates:	March 30 and September 30 of each year, commencing on September 30, 2014

Record Dates:	March 15 and September 15

[1]	This language should be included only if the Note is issued in global form.

Dated:              , 2014

COLUMBUS INTERNATIONAL INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,
Trustee

By:	Dated:
Authorized Signatory

[Back of Note] 7.375% Senior Notes due 2021

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Columbus International Inc., a Barbados corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.375% per annum from March 31, 2014. The Company shall pay interest semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”) commencing on September 30, 2014 to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding March 15 or September 15, whether or not a Business Day, as the case may be. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2) ADDITIONAL AMOUNTS. All references to interest herein shall include Additional Amounts calculated in relation to such interest, if any.

(3) METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 15th or September 15th, whether or not a Business Day, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided, at least fifteen days prior to the Payment Date, wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, shall act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(5) INDENTURE. The Company issued the Notes under an Indenture dated as of March 31, 2014 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(6) OPTIONAL REDEMPTION.

(a) At any time prior to March 30, 2018, the Company, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), will have the right, at its option, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes plus, the greater of (1) 1% of the principal amount of the Notes to be redeemed, and (2) the excess, if any, of: (A) the present value at such redemption date of (i) the redemption price of such Notes at March 30, 2018 (such redemption price being set forth in the table under Section 3.08(a) of the Indenture or Clause 6(b) below) plus (ii) all required interest payments thereon through March 30, 2018 (excluding accrued but unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed, plus in each case any accrued and unpaid interest on the principal amount of such Notes to, but excluding, the date of redemption. In the event that the Company does not redeem the entire aggregate principal amount of the Notes outstanding, following any such redemption, at least $300.0 million in aggregate principal amount of the Notes must remain outstanding.

(b) At any time and from time to time on or after March 30, 2018, the Company may, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at its option, redeem the Notes, in whole or in part, at the redemption prices, expressed as percentages of the principal amount of the Notes, set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on March 30 of the years indicated below:

Year	Percentage
2018	103.688%
2019	101.844%
2020	100.000%

In the event that the Company does not redeem the entire aggregate principal amount of the Notes outstanding, following any such redemption, at least $300.0 million in aggregate principal amount of the Notes must remain outstanding.

(c) Until March 30, 2017, upon not less than 30 nor more than 60 days’ notice, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date with the net proceeds from one or more Public Equity Offerings. The Company may conduct such redemption, only if: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

(d) If, as a result of:

(i) any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which becomes effective after the date of the Offering Memorandum; or

(ii) any change in the official application or official interpretation of the laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction applicable to the Company or any Guarantor which becomes effective after the date of the Offering Memorandum, the Company or any Guarantor shall be obligated to pay, on the next date for any payment, Additional Amounts or indemnification payments as described in Section 4.22 of the Indenture with respect to the Relevant Taxing Jurisdiction, which the Company or Guarantor reasonably determines it cannot avoid by the use of all reasonable measures available to it, then the Company may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption as described in Section 3.10 of the Indenture, the Company shall deliver to the Trustee:

(1) a certificate signed by an officer of the Company stating that the obligation to pay such Additional Amounts or indemnification payments cannot be avoided by the Company’s or Guarantor’s taking all reasonable measures available to it; and

(2) a written Opinion of Counsel to the Company of recognized standing to the effect that the Company or Guarantor has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official interpretation or application described above.

No such notice of redemption may be given more than 90 days before or 365 days after the Company first becomes liable to pay any Additional Amount or indemnification payments.

(7) MANDATORY REDEMPTION. The Company shall publish a notice of any redemption of the Notes described in Article 3 of the Indenture in accordance with the provisions of Section 13.01 of the Indenture. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs at any time, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to purchase such Holder’s Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant regular record dates that are prior to the Change of Control Purchase Date to receive interest due on an interest payment date). Purchases made under a Change of Control Offer shall also be subject to other procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall cause a notice of the Change of Control Offer to be published (if applicable) and send notice of the Change of Control, each in the manner set forth in the Indenture.

(b) If the Company or any Restricted Subsidiary consummates an Asset Sale, the Net Cash Proceeds of the Asset Sale not used as set forth in Section 4.14(b) of the Indenture, shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of $40.0 million and 2.5% of Total Assets, the Company shall, within 15 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) from all Holders of Notes and from the holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis and subject to the procedures of DTC, in accordance with the procedures set forth in the Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt shall be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case accrued and unpaid interest, if any, to the date of purchase. If the aggregate principal amount of Notes validly tendered according to the terms of the Indenture and any such Pari Passu Debt validly tendered according to the terms thereof and not withdrawn by Holders thereof, or holders of such Pari Passu Debt, as the case may be, exceeds the aggregate amount of Excess Proceeds, the Notes and any such Pari Passu Debt to be purchased shall be selected and paid by the Company on a pro rata basis, subject to the Applicable Procedures of DTC (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each Holder or holder respectively). Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

(9) NOTICE OF REDEMPTION. Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 of the Indenture or a satisfaction and discharge of the Indenture pursuant to Articles 12 thereof.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. A Holder of a Note may transfer or exchange that Note in accordance with the terms of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER.

(a) Without the consent of any Holder of the Notes, the Company, the Guarantors, the Trustee may modify, amend or supplement the Indenture, the Notes and the Guarantees: (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants in the Indenture and in the Notes in accordance with Article 5 of the Indenture; (ii) to add to the Company’s covenants and those of any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantees; (iii) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes and any Guarantees that may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantees or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantees; provided that, in each case, such provisions shall not adversely affect the interests of the Holders of the Notes; (iv) to release any Guarantor in accordance with and if permitted by the terms of and limitations set forth in the Indenture to add a Guarantor or other guarantor under the Indenture; (v) to provide for uncertificated Notes in addition to or in place of certificated Notes; (vi) to make any other change that does not adversely affect the rights of any Holder of the Notes; (vii) to evidence and provide for the acceptance of a successor Trustee under this Indenture; (viii) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; (ix) to conform the text of the Indenture, the Notes and the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of the Indenture, the Notes or the Guarantees; (x) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets; and (xi) to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in the Indenture.

(b) With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture; provided that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note; (ii) reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of or change the time for payment of interest on any Note; (iii) change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on any Notes; (v) amend, change or modify the obligation to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 4.14 of the Indenture or the obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.23 of the

Indenture, including, in each case, amending, changing or modifying any definition relating thereto; (vi) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of the Indenture; (vii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders of the Notes or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; (viii) except as otherwise permitted under Section 5.01 of the Indenture, consent to the assignment or transfer by the Company of any of the Company’s rights or obligations under the Indenture; (ix) release any Guarantees except in compliance with the terms of the Indenture; (x) make any change to any provisions of the Indenture affecting the ranking or subordination provisions of the Notes or the Guarantees, in each case in a manner that adversely affects the rights of the Holders of the Notes (for the avoidance of doubt, a change to Section 4.13 and Section 4.15 of the Indenture does not adversely affect the ranking of the Notes); or (xi) make any change in the provisions of the Indenture described under Section 4.22 thereof that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or the Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Company or the Guarantors agree to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

(13) DEFAULTS AND REMEDIES.

(a) Events of Default include: (i) default for 30 days in the payment when due of any interest or any Additional Amounts on any Note; (ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise); (iii) failure to comply with the provisions of Section 5.01 of the Indenture; (iv) failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.14 of the Indenture; (v) failure to make or consummate a Change of Control Offer or pay the Change of Control Purchase Price when due, in accordance with the provisions of Section 4.23 of the Indenture; (vi) failure to comply with any covenant or agreement of the Company or of any Restricted Subsidiary described under Article 4 of the Indenture (other than as specified in Sections 6.01(a)(1), (a)(2), (a)(3), (a)(4) or (a)(5) of the Indenture) and such failure continues for a period of 30 days or more after the written notice specified in Section 6.02(a) of the Indenture; (vii) failure to comply with any other covenant or agreement of the Company or of any Restricted Subsidiary in the Notes, the Indenture or any Guarantees and such failure continues for a period of 60 days or more after the written notice specified in Section 6.02(a) of the Indenture (viii) default under the terms of any instrument evidencing or securing the Debt of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount in excess of $50.0 million individually or in the aggregate, if that default: (A) results in the acceleration of the payment of such Debt or (B) is caused by the failure to pay such Debt at final maturity thereof after giving effect to the expiration of any applicable grace periods and other than by regularly scheduled required prepayment and such failure to make any payment has not been waived or the maturity of such Debt has not been extended, and in either case the total amount of such Debt unpaid or accelerated exceeds $50.0 million or its equivalent at the time; (ix) any Guarantee ceases to be, or shall be asserted in writing by any Guarantor, or any Person acting on behalf of any

Guarantor, not to be in full force and effect or enforceable in accordance with its terms (other than as provided for in the Indenture or any Guarantee); (x) one or more final judgments, orders or decrees (not subject to appeal and not covered by insurance) rendered against the Company, any Guarantor or any Significant Subsidiary, either individually or in an aggregate amount, in each case in excess of $50.0 million, and either a creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree was not (by reason of pending appeal or otherwise) in effect; (xi) the occurrence of a Bankruptcy Law Event of Default with respect to the Company, any Guarantor or any Significant Subsidiary.

(b) If an Event of Default (other than as specified in Section 6.01(a)(11) of the Indenture occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in Section 6.01(a)(11) of the Indenture hereof occurs and is continuing, then the principal of, premium, if any, and any Additional Amounts are accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

(c) At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay: (A) all overdue interest and Additional Amounts on all Notes then outstanding; (B) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iii) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived; provided, however, no such rescission shall affect any subsequent default or impair any right consequent thereon.

(d) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

(e) No Holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request, and offered indemnity or security, satisfactory to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

(f) Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Indenture upon any property subject to such Lien.

(g) The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, so long as any of the Notes are outstanding, within 15 Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default. If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee has been notified in writing of such Default or Event of Default, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 15 Business Days after it has been notified in writing of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from (including, without limitation, become the owner or pledgee of Notes), and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days.

(15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the

Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16) UNCLAIMED MONEY. Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause a notice to such effect be published once (i) in a leading newspaper having general circulation in London (which may be Financial Times) and in New York (which may be The Wall Street Journal); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency and (iii) if at the time of such notice the Notes are listed on any securities exchange and the rules of such exchange so require, published in accordance with the rules of such exchange.

(17) DISCHARGE AND DEFEASANCE. Subject to certain conditions in the Indenture, the Company at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits or causes to be deposited in trust with the Trustee, dollars, or non-callable U.S. Government Obligations, for the benefit of the Holders of the Notes, in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must (i) specify whether the Notes are being defeased to maturity or to a particular redemption date; and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of such principal, premium, if any, or interest.

(18) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(19) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(20) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(21) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Columbus International Inc.

Suite 205-207 Dowell House Cr.

Roebuck & Palmetto Sts.

Bridgetown

Barbados, West Indies

Facsimile No.: (246) 228 5756

Attention: Chief Executive Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Repurchase

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.14 or 4.23 of the Indenture, check the appropriate box below:

☐ Section 4.14	☐ Section 4.23

If you want to elect to have only part of the Note repurchased by the Company pursuant to Section 4.14 or 4.23 of the Indenture, state the amount you elect to have repurchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Columbus International Inc.

Suite 205-207 Dowell House Cr.

Roebuck & Palmetto Sts.

Bridgetown

Barbados, West Indies

Facsimile No.:

Attention:

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

Facsimile No.: (724) 540-6330

Attention: Corporate Trust Services - Global Americas

Re:	7.375% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of March 31, 2014 (the “Indenture”), among Columbus International Inc., as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a

Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Columbus International Inc.

Suite 205-207 Dowell House Cr.

Roebuck & Palmetto Sts.

Bridgetown

Barbados, West Indies

Facsimile No.:

Attention:

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

Facsimile No.: (724) 540-6330

Attention: Corporate Trust Services - Global Americas

Re:	7.375% Senior Notes due 2021

(CUSIP/ISIN)

Reference is hereby made to the Indenture, dated as of March 31, 2014 (the “Indenture”), among Columbus International Inc., as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted

Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Columbus International Inc.

Suite 205-207 Dowell House Cr.

Roebuck & Palmetto Sts.

Bridgetown

Barbados, West Indies

Facsimile No.:

Attention:

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

Facsimile No.: (724) 540-6330

Attention: Corporate Trust Services - Global Americas

Re:	7.375% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of March 30, 2014 (the “Indenture”), among Columbus International Inc., as issuer (the “Company”), the guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C)

D-1

to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2